UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

EQT Corporation

(Name of Registrant as Specified In Its Charter)
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#1
Largest Producer of
Natural Gas
in the United States
1,940 Bcfe
2022 Sales Volumes
25 Tcfe
of Proved Reserves
as of 12/31/22

EQT Corporation (NYSE: EQT) is a leading independent natural gas producer with an evolutionary focus on our future. EQT has operations in Pennsylvania, West Virginia, and Ohio and is dedicated to responsibly developing our world-class asset base in the core of the Appalachian Basin. While we are currently the largest producer of natural gas in the United States, we know being the biggest doesn’t always mean being the best. With that in mind, we are focused on creating long-term value for all stakeholders, including employees, landowners, communities, industry partners, and investors.
OUR MISSION—Realize the full potential of EQT to become the operator of choice for all stakeholders.
OUR VISION—Evolve EQT into a modern, connected, digitally-enabled organization that has vision and purpose.
OUR VALUES—Evident in the way we operate and in how we interact with each other every day—Trust, Teamwork, Heart, and Evolution are at the center of everything we do.
TRUST	TEAMWORK
■ Always doing the right thing. ■ Doing what you say you will do.	■ Working together toward a common goal. ■ Sharing, respecting, and embracing diversity of thought. ■ Understanding customers. ■ Respecting the wrench.
HEART	EVOLUTION
■ Caring about what you do (actions). ■ Caring about the relationships you form (impact). ■ Bringing passion and drive to be the best at what you do (attitude).
■
Driving to get better every day.

■
Understanding your environment to prioritize any needed adaption.

■
Being transparent (which enables collaboration that triggers innovation and leads to evolution).

Letter from Our CEO

Dear Fellow Shareholders,
You are invited to join us at the 2023 Annual Meeting of Shareholders, which will be held on Wednesday, April 19, 2023, at 8 a.m. Eastern Time. Our 2023 Annual Meeting will be held in a virtual-only meeting format by live webcast.
This past year proved to be a year marked by tremendous geopolitical and natural gas price volatility. But through that uncertainty, EQT never took its eye off the ball in our relentless drive toward improving efficiency, lowering our cost structure and reducing our emissions intensity.

We generated meaningful value for our shareholders.

■
Generated approximately $3.5 billion of net cash provided by operating activities, and nearly $2 billion of free cash flow.(1)

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Returned almost $1.7 billion to shareholders via base dividend, share repurchases, and debt retirement.

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Achieved investment grade ratings from Standard and Poor’s (“S&P”) and Fitch Ratings and was upgraded to “positive outlook” at Moody’s Investor Services.

■
EQT was added to the S&P 500 Index, joining the top companies from across all sectors of the U.S. economy.

We aggressively addressed methane emissions and did what we promised.
■
Completed a $28 million initiative that eliminated nearly 9,000 natural gas-powered pneumatic devices from our production operations, reducing our annual carbon footprint by over 300,000 metric tons of CO2e.

■
The conversion process took 23,000 work hours and was completed a full year ahead of schedule.

■
In recognition of EQT’s ambitious methane reduction efforts, the Company was awarded a “Gold Standard” rating for 2022 by the United Nations’ Oil & Gas Methane Partnership 2.0.

We are forging new paths and opening new markets as we progress into a lower-carbon future.
■
EQT announced a collaboration with the State of West Virginia, Battelle Memorial Institute, GTI Energy Ltd., and Allegheny Science & Technology Corporation to form the Appalachian Regional Clean Hydrogen Hub (ARCH2).

■
ARCH2 plans to apply to the Department of Energy’s Regional Clean Hydrogen Hub funding opportunity.

■
We believe that the use of EQT’s extremely low emissions natural gas to create clean hydrogen can act as a strategic foundation for America’s transition toward decarbonization.

Over this past year, the developed world was reminded of the pivotal role of energy security and of the costs that follow when policies are pursued that undervalue it. The financial costs of undervaluing energy security have resulted in upwards of a trillion dollars in subsidization, costs that will ultimately be borne by citizens. The environmental costs have come in the form of a resurgence in international coal consumption, setting us further behind in our efforts to address climate change. And the social costs cannot be ignored, with the billions of humans least able to afford energy being priced out of the market entirely.
At EQT, we are guided by the higher purpose of providing energy security to the world and lowering global emissions. Everything we do is about seeking to deliver cheaper, more reliable, and cleaner energy to the world. Over the last year, we have met with leaders from around the world to raise
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

Letter from Our CEO

awareness about the opportunity for the United States to play a leading role in driving the replacement of foreign coal with natural gas, in the form of liquefied natural gas (“LNG”). In support of those efforts, EQT unveiled a plan to Unleash U.S. LNG, which would have the environmental impact of electrifying every car in the U.S., putting solar on every home in the U.S., and doubling domestic wind capacity, combined. We also spearheaded the launch of the Partnership to Address Global Emissions (PAGE), a coalition of responsible energy producers, leading climate activists and labor groups sharing this vision, to advocate for the infrastructure that is required to make it possible.
All these steps were taken with our stakeholders in mind, and we have high ambition to continue the successes that we accomplished in 2022. Your vote is important. We urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board of Directors’ recommendations on all proposals.
I would like to thank you personally for your continued confidence in our company. We are stepping forward in these challenging times to serve our shareholders, customers, employees, and communities.
Toby Z. Rice
President and Chief Executive Officer
March 2, 2023

2023 Notice of Annual Meeting
of Shareholders of EQT Corporation

You are cordially invited to virtually attend the 2023 Annual Meeting of Shareholders of EQT Corporation.
Time and Date	Place	Record Date
Wednesday, April 19, 2023 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MS5GNXG	If you owned common stock of EQT Corporation at the close of business on Friday, February 3, 2023, the record date, you may vote at the Annual Meeting
At the meeting, we plan to ask you to:
Items of Business
1	Elect the 11 directors nominated by the Board of Directors to serve for a one-year term
	■ Lydia I. Beebe	■ Frank C. Hu	■ James T. McManus II	■ Toby Z. Rice
	■ Lee M. Canaan	■ Dr. Kathryn J. Jackson	■ Anita M. Powers	■ Hallie A. Vanderhider
	■ Janet L. Carrig	■ John F. McCartney	■ Daniel J. Rice IV
2	Approve a non-binding resolution regarding the 2022 compensation of our named executive officers (say-on-pay)
3	Advisory vote on the frequency of advisory votes on named executive officer compensation (say-on-frequency)
4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023
The 2023 Annual Meeting will be a virtual meeting of shareholders, conducted exclusively by live webcast. You will be able to virtually attend and participate in the 2023 Annual Meeting, vote your shares electronically, and submit your questions during the meeting by visiting the website address listed above on the meeting date and time described in the accompanying proxy statement. Please see the instructions in the “Questions and Answers About the 2023 Annual Meeting” section, which provides additional information on how to participate in our virtual annual meeting.
We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting.
On behalf of the Board of Directors, William E. Jordan Executive Vice President, General Counsel and Corporate Secretary
March 2, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 19, 2023

Our proxy statement is attached. Financial and
other information concerning EQT Corporation is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”).
The proxy statement, the 2022 Annual Report, and a proxy card are available free of charge at www.edocumentview.com/EQT.

Proxy Statement

1	2023 PROXY STATEMENT SUMMARY
12	CORPORATE GOVERNANCE AND BOARD MATTERS
12	Proposal 1—Election of Directors
13	Director Nominees
18	Director Time Commitment Considerations
18	Board Meetings
18	Board Committees
19	■ Audit Committee
19	■ Corporate Governance Committee
20	■ Management Development and Compensation Committee
20	■ Public Policy and Corporate Responsibility Committee
21	Board Leadership Structure
22	Board’s Role in Risk Oversight
22	Enterprise Risk Management
23	Director Nominations
23	■ General Process for Director Nominations
24	■ Shareholder Nominations
25	■ Consideration of Diversity
25	Contacting the Board
26	Governance Principles
27	Director Independence
28	Related Person Transactions
28	■ Review, Approval, or Ratification of Transactions with Related Persons
29	■ Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
31	■ Transactions with Related Persons
34	Directors’ Compensation
34	■ Cash Compensation
34	■ Equity-Based Compensation
35	■ Equity Ownership Guidelines for Directors
35	■ Director Deferred Compensation
36	■ Other
36	■ 2022 Directors’ Compensation Table
38	EXECUTIVE COMPENSATION
38	Proposal 2—Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2022 (Say-on-Pay)
40	Compensation Discussion and Analysis
40	■ Executive Summary
46	■ Compensation Philosophy
48	■ The Compensation Process
50	■ Determining Compensation
52	■ 2022 Compensation Decisions
59	■ Other Compensation Components
62	Compensation Committee Report
63	Compensation Policies and Practices and Risk Management
64	Compensation Tables
64	■ Summary Compensation Table
65	■ 2022 Grants of Plan-Based Awards Table
66	■ Outstanding Equity Awards at Fiscal Year-End
67	■ Option Exercised and Stock Vested
67	■ Pension Benefits and Non-Qualified Deferred Compensation
67	■ Potential Payments Upon Termination or Change of Control
76	PAY VERSUS PERFORMANCE
76	Pay Versus Performance Table
80	Narrative Discussion of Relationship Between CAP and Financial Performance Measures
83	PAY RATIO DISCLOSURE
84	EXECUTIVE COMPENSATION VOTES
84	Proposal 3—Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (Say-on-Frequency)
86	AUDIT MATTERS
86	Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm
87	Auditor Fees
88	Report of the Audit Committee
89	EQUITY OWNERSHIP
89	Security Ownership of Certain Beneficial Owners
90	Security Ownership of Management
92	QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING
92	2023 Annual Meeting of Shareholders
101	ADDITIONAL INFORMATION
101	Other Matters
101	2022 Annual Report on Form 10-K
APPENDICES
A-1	■ Appendix A
B-1	■ Appendix B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 19, 2023
We have elected to furnish our proxy statement and the 2022 Annual Report to certain of our shareholders over the Internet pursuant to the U.S. Securities and Exchange Commission (“SEC”) rules, which allows us to reduce costs associated with the 2023 Annual Meeting.
Beginning on or about March 6, 2023, we will mail to certain of our shareholders a Notice of Internet Availability of proxy materials containing instructions regarding how to access our proxy statement and 2022 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and the 2022 Annual Report. All other shareholders will receive printed copies of the proxy statement and the 2022 Annual Report, which will be mailed to such shareholders on or about March 6, 2023.
Cautionary Statements
This proxy statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe,” and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding the expectation of performance under compensation plans, anticipated financial and operational performance of EQT Corporation and its subsidiaries (the “Company”), reserves estimates, the plans and objectives of management, and environmental, social, and governance (“ESG”) initiatives, plans, and goals and the realization and benefits of such initiatives, plans, and goals. The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations, and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates and other economic uncertainties; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, and storing natural gas, natural gas liquids, and oil; cybersecurity risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services, and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company’s midstream services from Equitrans Midstream Corporation; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to acquisitions and other strategic transactions, including the pending acquisition of Tug Hill and XcL Midstream. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Websites
Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement.

2023 Proxy Statement Summary

This summary highlights information about EQT Corporation (“EQT,” the “Company,” “we,” “us,” or “our”) and the upcoming 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). As it is only a summary, please review the complete proxy statement and EQT’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) before you vote. The proxy statement and the 2022 Annual Report will be first mailed or released to shareholders on or about March 6, 2023.
2023 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 19, 2023 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MS5GNXG	If you owned common stock of EQT Corporation at the close of business on Friday, February 3, 2023, the record date, you may vote at the 2023 Annual Meeting
Admission

■
You are entitled to virtually attend and vote during the 2023 Annual Meeting if you were an EQT shareholder as of the close of business on the record date or if you hold a valid proxy for the 2023 Annual Meeting.

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To participate in the virtual-only annual meeting as a shareholder, you must visit the website address listed above and enter a valid control number for the meeting.

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Your control number can be found on the proxy card, notice, or email distributed to you.

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If your shares are held by a broker, bank, or other holder of record in “street name,” you must register in advance to participate in the 2023 Annual Meeting as an authenticated shareholder.

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Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.

Voting Matters and Board Recommendations

Agenda Item	Board Voting Recommendation	See Page
1 Election of 11 directors, each for a one-year term expiring at the 2024 Annual Meeting of Shareholders	FOR EACH DIRECTOR	12
2 Approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2022 (Say-on-Pay)	FOR	38
3 Advisory vote on the frequency of advisory votes on named executive officer compensation (Say-on-Frequency)	1 YEAR	84
4 Ratification of the appointment of Ernst & Young LLP as EQT’s independent registered public accounting firm for 2023	FOR	86
EQT CORPORATION 2023 PROXY STATEMENT | 1

2023 Proxy Statement Summary

How to Vote
SHAREHOLDERS OF RECORD

BY TELEPHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE	VIRTUALLY
Call toll-free 1-800-652-VOTE (1-800-652-8683) in the USA, US territories, or Canada	Visit 24/7 www.investorvote.com/EQT	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope	Scan the QR code	Virtually attend the annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

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Have your proxy card or notice with your control number available and follow the instructions

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The deadline to vote by phone is 11:59 p.m. Eastern Time on April 18, 2023

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If you vote by telephone or electronically, you do not need to return a proxy card

BENEFICIAL OWNERS
If you are a beneficial owner and your shares are held by a bank, broker, or other nominee, you should follow the instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the Internet, availability and specific procedures will depend on their voting arrangements.

VOLUNTARY ELECTRONIC RECEIPT OF FUTURE PROXY MATERIALS

EQT is committed to protecting our environment. We encourage our shareholders to enroll in electronic delivery of future proxy materials.

Shareholders enrolled in electronic delivery receive an email notification when meeting materials are available, allowing quick and convenient delivery of voting information. The email notification contains hyperlinks to our annual report and proxy statement, as well as to online voting.

You can choose this option by enrolling online when you vote.

REGISTERED SHAREHOLDERS

Visit www.investorvote.com/EQT

Scan the QR code

BENEFICIAL OWNERS

Visit www.proxyvote.com or follow the instructions from your bank, broker or other nominee

Scan the QR code

FASTER

ECONOMICAL

CLEANER

CONVENIENT

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2023 Proxy Statement Summary

Director Nominees

Our Board of Directors (the “Board”) is pleased to nominate the director candidates listed below. All director nominees have stated they are willing to serve if elected.
Name and Principal Occupation	Age	Director Since	Ind.	Other Current Public Company Boards	Committee Membership
					A	CG	MDC	PPCR
LYDIA I. BEEBE Principal, LIBB Advisors LLC; former Corporate Secretary and Chief Governance Officer, Chevron Corporation	70	2019		1
LEE M. CANAAN Founder and Portfolio Manager, Braeburn Capital Partners, LLC	66	2019		2
JANET L. CARRIG Former Senior Vice President, General Counsel and Corporate Secretary, ConocoPhillips	65	2019		—
FRANK C. HU Former Investment Analyst and Vice President, Capital World Investors	61	2021		1
DR. KATHRYN J. JACKSON Former Director of Energy and Technology Consulting, KeySource, Inc.	65	2019		2
JOHN F. MCCARTNEY Chair Member, Quantuck Advisors LLP	70	2019		3
JAMES T. MCMANUS II Former Chairman, Chief Executive Officer, and President, Energen Corporation	64	2019		—
ANITA M. POWERS Former Executive Vice President of Worldwide Exploration, Occidental Oil and Gas Corporation	67	2018		1
DANIEL J. RICE IV Former Chief Executive Officer, Rice Energy Inc.	42	2017		1
TOBY Z. RICE President and Chief Executive Officer, EQT	41	2019		—
HALLIE A. VANDERHIDER Former Managing Director, SFC Energy Management LP	65	2019		1
Committee Chair	Committee Member	Independent Chair of the Board	Audit Committee Financial Expert	Independent Director
A	Audit	CG	Corporate Governance	MDC	Management Development and Compensation	PPCR	Public Policy and Corporate Responsibility
EQT CORPORATION 2023 PROXY STATEMENT | 3

2023 Proxy Statement Summary

Snapshot of Director Nominees
Our director nominees are highly qualified and, as a group, embody an effective and robust mix of skills and experience. Our Board benefits from racial and ethnic diversity, as well as substantial gender diversity, including with respect to key Board leadership roles. Please refer to the “Consideration of Diversity” section for further discussion.

Director Skills and Experience[2]

Corporate governance/legal
5
E&P industry experience
9
Environmental, Social, and Governance (ESG)
8
Financial/accounting
9
Geology/engineering
5
Government relations/regulatory
5
M&A strategy and execution
9
Operational leadership in Oil and Gas
6
Public company board experience
11
Public company C-suite experience
8
Technology and innovation
5

(1)
Tenure calculated through the end of April 2023.

(2)
Chart reflects the number of directors possessing each given skillset.

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2023 Proxy Statement Summary

Governance Highlights

Corporate Governance Practices

Board Practices	Shareholder-Friendly Governance Provisions	Other Best Practices

Independent Board Chair

Each director attended 75% or more of the total number of meetings of the Board and their respective committees during 2022

Regular, frequent meetings of independent directors in executive session without EQT management present

Annual review by the Board of EQT’s major risks

Corporate Governance Guidelines limit the number of other public company boards on which directors may serve (see “Corporate Governance and Board Matters―Director Time Commitment Considerations” below)

All directors stand for election annually

Majority voting standard for uncontested director elections

Extensive and regular shareholder engagement and support

Shareholder right to convene special meetings at a 25% threshold

Shareholders may remove directors from office outside of the annual meeting process

Proxy access right

“Double trigger” payout rights under long-term incentive awards, meaning that such awards do not automatically accelerate upon a change of control if assumed by an acquiror

Meaningful equity ownership guidelines for executive officers and non-employee directors

Prohibition against hedging and pledging of EQT securities by executive officers and directors

Compensation recoupment “clawback” policy applicable to all current and former executive officers

EQT CORPORATION 2023 PROXY STATEMENT | 5

2023 Proxy Statement Summary

Environmental, Social, and Governance Highlights
We are committed to the responsible development of our world-class asset base in the core of the Appalachian Basin with a focus on conducting safe operations, protecting our environment, creating jobs, and improving our local and national economy. We recognize climate change as the preeminent sustainability issue affecting all industries. As such, our Board and management are committed to understanding and proactively responding to the risks and opportunities posed by climate change.

Environmental	Social	Governance

Executing on ambitious emissions reduction targets, including a commitment to achieve “net zero” Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions by or before 2025(1)

Successfully completed our initiative to eliminate 100% of natural gas-powered pneumatic devices from our production operations; expected to reduce the Company’s annual carbon footprint by over 300,000 metric tons of CO2e(2)

EQT is a leading producer of certified responsibly sourced natural gas (“RSG”), having obtained certification of ~1,199 Bcfe(3) of our production in 2022(4)

Announced Appalachian Regional Clean Hydrogen Hub (ARCH2) collaboration with the State of West Virginia and leading energy and technology companies

Announced Appalachian Methane Initiative (AMI) collaboration to further enhance methane monitoring throughout the Appalachian Basin

Paid over $1.8 billion in royalties to local landowners in 2022, representing a 158% increase compared to 2021

EQT employees volunteered over 13,000 hours in our local communities in 2022, double the amount of our 2021 volunteer hours

Approximately $3.8 million in grants, scholarships, and contributions provided by EQT Foundation in 2022

Spent over $102 million with minority-owned suppliers during 2022

Continued our focus on improving the safety of our employees and contractors

Consistent with our core values, we strive to create an environment that is diverse, equitable, and inclusive

EQT was named a National Top Workplace for 2022

Board focus on active oversight of ESG matters:

■
ESG oversight is embedded in Board committee charters

■
Board regularly receives reports from management regarding ESG matters

Management-level ESG Committee devoted to ESG improvement (composed of senior executive leaders and meets biweekly)

Leveraging proprietary digital tools to measure, project, and analyze our emissions data, positioning us to capture opportunities to enhance our ESG performance

ESG-related performance metrics are included in both our annual and long-term incentive programs, aligning executive compensation opportunity with the successful achievement of our environmental and safety goals

(1)
Emissions targets are for the Company’s production segment, as contemplated under the Environmental Protection Agency’s reporting framework for petroleum and natural gas companies, and are based on assets owned by the Company on June 30, 2021.

(2)
Includes emissions from EQT’s historical assets, as well as emissions from the assets that EQT acquired from Chevron U.S.A. Inc. in 2020 and Alta Resources Development, LLC in 2021.

(3)
“Bcfe” means billion cubic feet of natural gas equivalents (and “Tcfe” means trillion cubic feet of natural gas equivalents), with one barrel of natural gas liquids (“NGLs”) and crude oil being equivalent to 6,000 cubic feet of natural gas.

(4)
Based on certificates provided under both the EO100™ Standard for Responsible Energy Development, which focuses on ESG performance, and the MiQ methane standard.

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2023 Proxy Statement Summary

OUR COMMITMENT TO LEADING EFFORTS IN METHANE MANAGEMENT
Reducing global methane emissions to address climate change
Employing best practices that limit our methane emissions

In 2022, we completed a $28 million initiative that successfully eliminated all natural gas-powered pneumatic devices from our production operations, reducing our annual carbon footprint by over 300,000 metric tons of CO2e.

EQT was awarded a Gold Standard rating for 2022 by the United Nations’ Oil & Gas Methane Partnership 2.0 (OGMP 2.0).

"Our achieving the Gold Standard rating under the OGMP 2.0 further validates EQT's commitment to operating at the highest standards when it comes to methane monitoring and reduction. And among this elite group of world-leading companies, EQT has the second lowest 2025 target methane intensity goal."

—**Toby Z. Rice**, President and CEO

EQT Awarded Gold Standard Rating by United Nations’ Oil & Gas Methane Partnership
November 1, 2022—The Oil & Gas Methane Partnership 2.0 (OGMP 2.0) awarded EQT a “Gold Standard” rating for 2022, the highest reporting level under the initiative, in recognition of EQT’s ambitious methane emissions reduction targets and advanced commitment to accurately measuring, reporting, and reducing its Company-specific and site-level methane emissions.

Environmental, Social, and Governance Reporting
We expect to publish our 2022 ESG Report in June 2023. Our current ESG Report for calendar year 2021 provides additional discussion of ESG matters that are important to us, including why ESG matters to us and what we are doing to continually improve our ESG performance.

You can find our 2021 ESG Report by visiting esg.eqt.com. The results of the ESG assessment and information included in our 2021 ESG Report should not be construed as a characterization regarding the materiality or financial impact of such information. The information in our 2021 ESG Report is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Human Capital and Diversity
Our employees are our most important asset. We genuinely value each member of our workforce and their contributions to our mission to become the operator of choice for all stakeholders. Our values—Trust, Teamwork, Heart, and Evolution—are at the core of everything we do. They serve as our guide when it comes to our actions, behaviors, and decisions in the workplace. Through leveraging both employee input and the leadership of our management team, we offer a work experience that is focused on safety, employee career development, health and benefits, and building strong relationships in the communities where our employees live and work. Consistent with our core values, EQT strives to create and maintain an environment that is diverse, equitable, and inclusive.
We review and evaluate our employment and diversity, equity, and inclusion programs on a regular basis by leveraging annual employee engagement surveys, assessing internal feedback provided by our workforce, analyzing our turnover rate, and benchmarking against peer companies within our industry. We implement action plans to maintain or improve our diversity, equity, and inclusion based on the results of these assessments. We have talent programs in place that target areas of underrepresentation
EQT CORPORATION 2023 PROXY STATEMENT | 7

2023 Proxy Statement Summary

for long-term employee pipeline building. During 2022, we featured two new initiatives: (i) in July, we hosted Qrew Camp, a two-day immersive experience for rising eighth and ninth graders to learn about the natural gas industry and careers in the field; and (ii) in August, we welcomed three women from Ukraine, providing them with technical internships, housing, and cultural assimilation opportunities for six months.
Our workforce is the catalyst for producing peer-leading results. Where possible, we offer our employees the benefits of remote work arrangements, with approximately two-thirds of our permanent employees working remotely. Furthermore, our predominantly remote work environment has enabled us to expand our search for talent nationally. While we continue to seek and hire qualified candidates from our local communities, we anticipate that our flexible work arrangement policies and remote work opportunities will continue to allow us to broaden our talent search beyond our core operating area, helping ensure that we have access to diverse, highly qualified talent.
Additionally, our cloud-based, digital work environment enables a modern, innovative, collaborative, and digitally-enabled work environment, which we use to, among other things, enhance our shared culture by engaging directly with our employees by sharing Company updates and personal accomplishments. We also leverage this platform to solicit suggestions and comments from all employees. We believe that this helps promote real-time feedback and a greater degree of employee engagement, laying the technological foundation for the success of our remote workforce.
(1)
Employee engagement was measured through an employee engagement survey by Energage, LLC. EQT’s engagement percentage exceeded the average engagement score for all Top Workplaces by approximately 11%.

We understand that providing employees with the resources and support they need to live a physically, mentally, and financially healthy life is critical for sustaining a workplace of choice. We offer benefits that include subsidized health insurance, a company contribution and company match on 401(k) retirement savings, an employee stock purchase plan, paid maternity and paternity leave, flexible work arrangements, volunteer time off, and a company match on employee donations to qualified non-profits. We also offer our employees the flexibility to elect to work a “9/80” work schedule under which, during the standard 80-hour pay period, an employee works eight 9-hour days and one 8-hour day (Friday), with a 10th day off  (alternative Friday).
In 2022, we continued our “equity for all” program by granting equity awards to all permanent employees. With the equity for all program, all permanent employees become owners of our Company and have an opportunity to share directly in our financial success. “Equity for all” grants are in addition to, and not in lieu of, the existing compensation opportunities for these employees. We believe our equity for all compensation program affords multiple benefits to the Company by enhancing our internal pay equity, serving as an additional, meaningful way to recognize the contributions of all
8 | ir.eqt.com

2023 Proxy Statement Summary

employees, and aligning the interests of our entire workforce with the goal of achieving long-term shareholder value creation.
Shareholder Engagement

Our executive and investor relations team is highly engaged and accessible to shareholders. The team welcomes interactions and feedback. During 2022, our team had over 550 interactions with shareholders (with CEO/CFO participation in >60% of meetings), including meetings with over 200 individual firms covering 55%(1) of our shareholder base. Additionally, the team participated in 13 energy conferences, four non-deal roadshows, 11 energy industry forums, and daily/weekly investor relations facilitated meetings.

During 2022, our shareholder engagement program addressed numerous topics that were of interest to our shareholders, including M&A and consolidation (including our announced Tug Hill and XcL Midstream acquisition), benefits of investment-grade metrics/ratings, net zero progress and ESG strategy, shareholder returns framework, hedging philosophy, role of natural gas in the energy transition and energy security, LNG strategy and outlook, and natural gas macro environment and key drivers.

(1)
As of September 30, 2022.

Shareholder Say-on-Pay Approval at the 2022 Annual Meeting
98.8% Shareholder Say-on-Pay Approval
EQT Business Highlights

In 2022, we continued to execute on our mission to make EQT the operator of choice for all stakeholders. We achieved investment-grade credit ratings from Fitch Ratings (“Fitch”) and Standard and Poor’s (“S&P”) and upgraded to positive outlook at Moody’s Investor Services (“Moody’s”), joined the S&P 500 Index, successfully eliminated all of our natural gas-powered pneumatic devices from our production operations, and continued our comprehensive shareholder return program.
Our capital allocation plan is focused on maintaining production volumes while also returning capital to shareholders, including through our share repurchase program, under which we are authorized to repurchase up to $2.0 billion of our outstanding common stock, and through our quarterly cash dividend, which is currently an annual rate of  $0.60 per share. Furthermore, we have aligned our hedge strategy in a manner that we believe will help mitigate the risk of volatility of future natural gas and NGLs commodity prices, thereby enabling us to execute on our capital expenditure, debt retirement, and shareholder return strategy.
Our operational strategy focuses on the successful execution of combo-development projects. Combo-development refers to the development of several multi-well pads in tandem. We believe that combo-development projects are key to delivering sustainably low well costs and higher returns on invested capital. Our business model has been developed to enable us to generate sustainable free cash flow and, correspondingly, we have implemented a robust capital allocation strategy directed at responsibly developing our assets, while also returning capital to our shareholders through a combination of dividends, strategic share repurchases, and debt retirements. We are also focused on maintaining our investment grade credit metrics, which allow us to capture a lower cost of capital and further enhance shareholder returns.
EQT CORPORATION 2023 PROXY STATEMENT | 9

2023 Proxy Statement Summary

Further, we believe that our proprietary digital work environment, in conjunction with the size and contiguity of our asset base, uniquely position us to execute on a multi-year inventory of combo-development projects in our core acreage position. Our operational strategy employs this differentiation to advance our mission of being the operator of choice for all stakeholders, while simultaneously helping to address energy security and affordability both domestically and globally.
2022 Business Highlights
■
Generated $3,466 million of net cash provided by operating activities.

■
Achieved investment grade credit ratings from Fitch and S&P and upgraded to positive outlook at Moody’s.

■
Delivered on our capital return strategy through debt retirements, share buybacks and dividends.

■
Repaid or repurchased $826 million aggregate principal of senior notes.

■
Repurchased $85 million aggregate principal of convertible notes, reducing our fully diluted share count by 5.7 million shares.

■
Repurchased $393 million of common stock, reducing our share count by 13.1 million shares.

■
Increased quarterly base dividend by 20% to $0.15 per share ($0.60 per share annualized).

■
Paid $204 million in dividends to shareholders during 2022.

■
Authorized to repurchase up to $2.0 billion of our shares through December 31, 2023.

■
Announced agreement to acquire Tug Hill and XcL Midstream.

■
Added to the S&P 500 Index, joining top companies across all sectors of the U.S. economy.

PERFORMING FOR ALL STAKEHOLDERS	Executing on financial guidance Strengthening balance sheet Returning capital to shareholders	Capturing accretive opportunities Progressing toward our 2025 net zero goal Executing with vision and purpose
The above information is described more fully in the Company’s 2022 Annual Report, which we filed with the SEC on February 16, 2023.
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2023 Proxy Statement Summary

Executive Compensation Highlights

Compensation Philosophy
EQT firmly believes in pay for performance. Our executive compensation programs are designed to incentivize our executives to implement and execute our corporate strategy. All executive compensation programs continue to be tied to our financial performance, support our commitment to good compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
2022 COMPENSATION MIX
(1)
Reflects 2022 compensation, as reported in the Summary Compensation Table. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2022 for each of our named executive officers (“NEOs”), other than Mr. Rice, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for this illustration). In setting 2022 compensation, the average compensation mix for our other NEOs, based on target amounts, was approximately 20% salary, 14% Short-Term Incentive Program (“STIP”), and 66% long-term equity incentives. Target compensation amounts differ from amounts reported in the Summary Compensation Table, as the Summary Compensation Table reflects the grant date fair values of equity awards, as determined in accordance with applicable accounting standards, and actual award payouts under the STIP.

For a further discussion of the alignment of the NEOs’ compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” under the section entitled “Compensation Discussion and Analysis.”
EQT CORPORATION 2023 PROXY STATEMENT | 11

Corporate Governance and Board Matters

Proposal 1―Election of Directors

Our directors are elected annually for one-year terms. Notwithstanding the expiration date of their term, each director holds office until their successor is elected and qualified; provided, however, that each director has agreed to resign the day following the annual meeting date immediately following their 74th birthday, as required by our Corporate Governance Guidelines.
Our current Board consists of 11 members. The current terms of all 11 directors expire at the 2023 Annual Meeting, and all such directors have been nominated to stand for reelection at the 2023 Annual Meeting. Under EQT’s Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws (the “Bylaws”), we may have a minimum of five and a maximum of 15 directors. By majority vote, the Board may set the number of directors within this range at any time. Each of EQT’s director nominees (other than Messrs. Daniel J. Rice IV and Toby Z. Rice) is independent under the New York Stock Exchange (“NYSE”) listing standards.
The persons named as proxies will vote for each of the director nominees, unless you vote against or abstain from voting for or against one or more of them. The 11 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the 2023 Annual Meeting, then the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the number of directors. Each director nominee must be elected by a majority of the votes cast “for,” and votes may not be cumulated.
In addition, under our Bylaws, each director nominee has submitted an irrevocable conditional resignation to be effective if they receive a greater number of votes “against” than votes “for” in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the votes. The Board’s determination will be made without the participation of any director nominee whose resignation is under consideration with respect to the election. The Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the SEC.
The Board of Directors recommends a vote FOR each of the following nominees for the Board of Directors, to serve for a one-year term expiring in 2024.
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Corporate Governance and Board Matters

Director Nominees

Information with respect to our director nominees is as of March 2, 2023.
INDEPENDENT BOARD CHAIR COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	Lydia I. Beebe	Age 70 Independent Director since July 2019

SUMMARY
■
Principal of LIBB Advisors LLC, a corporate governance consulting firm (2018 to present)

■
Former director of Kansas City Southern (“KCS”) (2017 to 2021); currently serves as director of the KCS voting trust following the acquisition of KCS by Canadian Pacific Railway Limited

■
Former Senior Of Counsel, Wilson Sonsini Goodrich & Rosati P.C. (2015 to 2017)

■
Former Corporate Secretary and Chief Governance Officer, Chevron Corporation (1995 to 2015)

■
Former Co-Director of Stanford Institutional Investors’ Forum (2015 to 2018)

OTHER PUBLIC COMPANY BOARDS
■
Aemetis, Inc. (Nasdaq: AMTX), an industrial biotechnology company (2016 to present)

QUALIFICATIONS
Having served 20 years in the role of Corporate Secretary and Chief Governance Officer of Chevron Corporation, the Board values Ms. Beebe’s extensive corporate governance and legal experience, as well as her significant energy industry experience. Ms. Beebe also brings expertise in the areas of finance, tax and audit, logistics, efficiency, and strategy, as well as experience serving on other public company boards.

COMMITTEES ■ Audit ■ Corporate Governance	Lee M. Canaan	Age 66 Independent Director since July 2019

SUMMARY
■
Founder and Portfolio Manager, Braeburn Capital Partners, LLC, a private investment management firm (2003 to present)

■
Member of the Board of Aethon Energy, LLC, a privately-held exploration and production company (2018 to present)

OTHER PUBLIC COMPANY BOARDS
■
PHX Minerals Inc. (formerly Panhandle Oil and Gas Inc.) (NYSE: PHX), a non-operated oil and gas minerals holding company (2015 to present)

■
ROC Energy Acquisition Corp. (Nasdaq: ROCAU), a special purpose acquisition company (2021 to present)

QUALIFICATIONS
Ms. Canaan’s energy expertise and extensive experience in capital markets, financial analysis, mergers and acquisitions, and strategic and business turnarounds, as well as her current and prior public-company board experience, provide significant value and perspectives to the Board.

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Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	Janet L. Carrig	Age 65 Independent Director since July 2019

SUMMARY
■
Former Senior Vice President, Legal, General Counsel and Corporate Secretary of ConocoPhillips (NYSE: COP) (2007 to 2018) and Deputy General Counsel and Corporate Secretary, ConocoPhillips (2006 to 2007)

■
Former Partner, Zelle, Hofmann, Voelbel, Mason & Gette P.C. (Law Firm) (2004 to 2006)

■
Former Senior Vice President, Chief Administrative Officer and Chief Compliance Officer, Kmart Corporation (2003 to 2004)

■
Former Executive Vice President Corporate Development, General Counsel and Secretary, Kellogg Company (1999 to 2003)

■
Trustee, Columbia Funds Complex (a group of 176 registered investment companies) and predecessors (1996 to present)

QUALIFICATIONS
Ms. Carrig brings to the Board extensive executive leadership experience, substantial legal, regulatory, and governance expertise, and a strong exploration and production (“E&P”) industry background. Having served over a decade as general counsel of ConocoPhillips, Ms. Carrig’s corporate and legal career and her prior E&P industry experience enable her to provide Board leadership in legal affairs and corporate governance.

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Frank C. Hu	Age 61 Independent Director since October 2021

SUMMARY
■
Former Investment Analyst and Vice President, Capital World Investors, an investment group in the Capital Group Companies, Inc. (2003 to 2017)

■
Former Manager of Project Finance, Corporate Treasury, Unocal Corporation (2002 to 2003)

■
Former Global Energy Practice Consultant, McKinsey & Company (2000 to 2002)

OTHER PUBLIC COMPANY BOARDS
■
Viper Energy Partners LP (NYSE: VNOM), a limited partnership formed by Diamondback Energy, Inc. to own interests in oil and natural gas properties primarily in the Permian Basin (2022 to present)

QUALIFICATIONS
The Board values Mr. Hu’s robust experience in the finance and oil and gas industry. His combined strengths of executive leadership and experience managing downstream and business development segments, together with his strong oil and gas investment background, bring valuable perspectives and experience to the Board.

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Corporate Governance and Board Matters

COMMITTEES ■ Management Development and Compensation ■ Public Policy and Corporate Responsibility	Dr. Kathryn J. Jackson	Age 65 Independent Director since July 2019

SUMMARY
■
Former Director of Energy and Technology Consulting, KeySource, Inc. (2015 to 2021)

■
Former Senior Vice President and Chief Technology Officer, RTI International Metals (acquired by Alcoa Corporation) (2014 to 2015)

■
Former Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC (2009 to 2014)

■
Former Director of Rice Energy, Inc. (April 2017 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Cameco Corporation (NYSE: CCJ), a global provider of uranium fuel (2017 to present)

■
Portland General Electric Company (NYSE: POR), a fully integrated energy company (2014 to present)

QUALIFICATIONS
The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board. Dr. Jackson also has extensive experience serving on a number of public company boards.

COMMITTEES ■ Corporate Governance ■ Public Policy and Corporate Responsibility	John F. McCartney	Age 70 Independent Director since July 2019

SUMMARY
■
Chair Member, Quantuck Advisors LLP (1998 to present)

■
Non-executive Chairman of the Board of Huron Consulting Group, Inc. (Nasdaq: HURN), a management consulting firm (2010 to present)

■
Former Director of Rice Energy, Inc. (2015 until its acquisition by EQT in 2017)

OTHER PUBLIC COMPANY BOARDS
■
Datatec Limited (JSE: DTC), an international ICT solutions and services company (2007 to present)

■
Granite Ridge Resources, Inc. (NYSE: GRNT), a non-operated oil and natural gas exploration and production company (2022 to present)

■
Huron Consulting Group Inc. (Nasdaq: HURN) (2004 to present)

QUALIFICATIONS
The Board values the extensive experience Mr. McCartney brings to the Board. Having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company, and his deep governance and accounting experience, are invaluable to the Company.

EQT CORPORATION 2023 PROXY STATEMENT | 15

Corporate Governance and Board Matters

COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	James T. McManus II	Age 64 Independent Director since July 2019

SUMMARY
■
Former Chairman, Chief Executive Officer and President, Energen Corporation (“Energen”), a formerly publicly traded E&P company focused on the Permian Basin that was acquired by Diamondback Energy, Inc. in 2018 (2008 to 2018)

■
Former Chief Executive Officer and President, Energen (2007) and President and Chief Operating Officer, Energen (2006 to 2007)

■
Former President and Chief Operating Officer of Energen’s E&P subsidiary, Energen Resources (1997 to 2006)

QUALIFICATIONS
Having served for many years as the CEO of Energen, the Board values Mr. McManus’s strong executive leadership and industry and operations experience, which enable him to contribute respected insights and unique perspectives to the Board. Mr. McManus also possesses public company board experience and strong financial and accounting experience.

COMMITTEES ■ Audit ■ Management Development and Compensation	Anita M. Powers	Age 67 Independent Director since November 2018

SUMMARY
■
Former Executive Vice President, Worldwide Exploration, Occidental Oil and Gas Corporation (2007 to 2017)

■
Former Vice President, Occidental Petroleum Corporation (2009 to 2017)

■
Former director of California Resources Corporation (NYSE: CRC), an oil and natural gas exploration and production company (2017 to 2020)

OTHER PUBLIC COMPANY BOARDS
■
SM Energy Company (NYSE: SM), an independent exploration and production company (2021 to present)

QUALIFICATIONS
The Board values Ms. Powers’ extensive operational experience in the oil and gas industry and her significant expertise at optimizing the efficiency of operations to drive returns. As a senior geologist, Ms. Powers brings depth to the Board in areas that are critical to EQT’s business.

COMMITTEES ■ Public Policy and Corporate Responsibility	Daniel J. Rice IV	Age 42 Director since November 2017

SUMMARY
■
Partner, Rice Investment Group (2018 to present)

■
Former Chief Executive Officer and Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017) and Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (2014 to 2017)

■
Former Vice President and Chief Financial Officer, Rice Energy Inc. (2008 to 2013) and Chief Operating Officer, Rice Energy Inc. (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS
■
Rice Acquisition Corp. II (NYSE: RONI), a special purpose acquisition company (2021 to present)

QUALIFICATIONS
With over a decade of experience in the natural gas industry, coupled with his recent experience as the Chief Executive Officer of Rice Energy Inc., the Board highly values Mr. Rice’s senior leadership insights, as well as his extensive oil and gas industry expertise.

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Corporate Governance and Board Matters

Toby Z. Rice	Age 41 Director since July 2019

SUMMARY
■
President and Chief Executive Officer, EQT (2019 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Former President and Chief Operating Officer, Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

■
Co-founder and Former Chief Executive Officer, Rice Energy Inc. (2007 to 2013)

■
Former Director of Rice Energy, Inc. (2013 until its acquisition by EQT in 2017)

QUALIFICATIONS
The Board holds in high esteem Mr. Rice’s experience and strong leadership skills. His considerable operational, technical, cultural, and executive experience in the oil and gas industry, including Mr. Rice’s prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

COMMITTEES ■ Audit ■ Management Development and Compensation	Hallie A. Vanderhider	Age 65 Independent Director since July 2019

SUMMARY
■
Former Managing Director, SFC Energy Management LP (2016 to 2022)

■
Former Managing Partner, Catalyst Partners LLC (2013 to 2016)

■
Former President and Chief Operating Officer, Black Stone Minerals Company, L.P. (2007 to 2013)

■
Former Director, Noble Midstream GP LLC, the general partner of Noble Midstream Partners LP, a master limited partnership that provides oil, natural gas, and water-related midstream services (2016 to 2021)

OTHER PUBLIC COMPANY BOARDS
■
Oil States International (NYSE: OIS), a global provider of manufactured products and services to the oil and natural gas, industrial, and military sectors (2019 to present)

QUALIFICATIONS
Ms. Vanderhider’s in-depth knowledge of energy finance and her demonstrated management and operational experience, including her prior roles as Chief Operating Officer and Chief Accounting Officer in the oil and gas industry, adds to our Board’s deep bench of experience and knowledge. Ms. Vanderhider also has extensive board experience.

EQT CORPORATION 2023 PROXY STATEMENT | 17

Corporate Governance and Board Matters

Director Time Commitment Considerations

In evaluating nominees to serve on our Board, the Corporate Governance Committee and the Board consider, among other things, potential time constraints on a director nominee’s ability to effectively fulfill their duties as a director of EQT, especially with respect to the director nominee’s expected time commitments serving as a director and/or executive of other public companies.
EQT’s Corporate Governance Guidelines:
■
prohibit a non-employee director of EQT from serving concurrently on the boards of more than four publicly traded companies (including EQT’s Board); and

■
prohibit any EQT director who serves as the Chief Executive Officer of a publicly traded company (including EQT) from serving concurrently on the boards of more than two publicly traded companies (including EQT’s Board).

Board Meetings

In 2022, the Board held five regular meetings and 10 special meetings. The independent directors met five times in executive session without management present. Each director attended 75% or more of the total number of meetings of the Board and their respective committees (for the period that such director served on the Board and/or committee during 2022). While the Company does not have a formal policy on director attendance at annual meetings, it strongly encourages its directors to attend the annual meeting of the shareholders. All directors virtually attended the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).
Board Committees

The Board has four standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Committee charters are reviewed annually by the Corporate Governance Committee and the Board. The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
All standing committee charters are available on our website at ir.eqt.com/investor-relations/governance
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Corporate Governance and Board Matters

Audit Committee	Meetings Held in 2022: 6
MEMBERS ■ Lee M. Canaan ■ Frank C. Hu ■ Anita M. Powers ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Audit Committee:
■
oversees the accounting and financial reporting processes and related disclosure matters;

■
oversees the audits and integrity of financial statements;

■
oversees the qualifications, independence, and performance of our registered public accountants;

■
oversees the qualifications and performance of the internal audit function; and

■
oversees compliance with legal and regulatory requirements, including EQT’s Code of Business Conduct and Ethics.

For additional information regarding Audit Committee responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight.”

INDEPENDENCE AND QUALIFICATIONS
Each member of the Audit Committee is:
■
independent under our Corporate Governance Guidelines and applicable NYSE listing standards and SEC rules; and

■
financially literate under the applicable NYSE listing standards.

The Board has determined that Mses. Canaan and Vanderhider and Mr. Hu each qualifies as an “audit committee financial expert.” The designation as an audit committee financial expert does not impose upon such designees any duties, obligations, or liabilities that are greater than those of any other member of the Audit Committee and the Board.

Corporate Governance Committee	Meetings Held in 2022: 5
MEMBERS ■ Janet L. Carrig ■ Lydia I. Beebe ■ Lee M. Canaan ■ John F. McCartney ■ James T. McManus II

PRIMARY RESPONSIBILITIES
The Corporate Governance Committee:
■
establishes and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board;

■
identifies individuals qualified to become Board members and recommends director nominees for each annual meeting of shareholders;

■
develops and recommends to the Board a set of Corporate Governance Guidelines;

■
recommends membership for each committee of the Board, including committee chairs;

■
recommends an appropriate compensation structure for the directors, including administration of equity plans for directors;

■
coordinates the Board’s assignment of risk oversight duties among the Board and its committees;

PRIMARY RESPONSIBILITIES (CONT)
■
addresses conflicts of interest, related person transactions, and independence; and

■
makes other recommendations to the Board regarding the governance of EQT.

INDEPENDENCE AND QUALIFICATIONS
Each member of the Corporate Governance Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards; and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

EQT CORPORATION 2023 PROXY STATEMENT | 19

Corporate Governance and Board Matters

Management Development and Compensation Committee	Meetings Held in 2022: 6
MEMBERS ■ Hallie A. Vanderhider ■ Lydia I. Beebe ■ Kathryn J. Jackson, Ph.D. ■ James T. McManus II ■ Anita M. Powers

PRIMARY RESPONSIBILITIES
The Management Development and Compensation Committee (the “Compensation Committee”):
■
reviews and approves the performance and compensation of our executive officers;

■
reviews and approves all compensation plans, including employment and severance agreements for our executive officers;

■
identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives;

■
oversees and, where required by law, administers benefit plans, incentive-based compensation plans, and other equity-based plans; and

■
reviews the Company’s succession plan for all executive officers.

The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to employees and committees consisting of employees of the Company, subject to applicable rules and regulations.
INDEPENDENCE AND QUALIFICATIONS
Each member of the Compensation Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee	Meetings Held in 2022: 5
MEMBERS ■ Kathryn J. Jackson, Ph.D. ■ Janet L. Carrig ■ Frank C. Hu ■ John F. McCartney ■ Daniel J. Rice IV

PRIMARY RESPONSIBILITIES
The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, and sustainability.

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Corporate Governance and Board Matters

Board Leadership Structure

We separate the roles of Board Chair and CEO and require that our Board Chair be an independent director to aid in the Board’s oversight of management. This policy is embodied in our Corporate Governance Guidelines. The Board believes that there are advantages to having an independent director serve as Board Chair, including facilitating relations among the Board, the CEO, and other senior management, assisting the Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, and supporting the efficient allocation of oversight responsibilities between the independent directors and management.
Pursuant to the Company’s Corporate Governance Guidelines, the independent Board Chair has the following responsibilities:
■
presides at all meetings of the Board and the independent directors and shareholder meetings, including the annual meeting of shareholders;

■
manages the Board to ensure that it operates effectively and encourages active engagement by all the members of the Board;

■
communicates the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promotes effective relationships and open communication between individual non-executive directors and the CEO;

■
determines, with the CEO and taking full account of the issues and concerns of all directors, the agenda for meetings of the Board and ensures that there is sufficient time for decision-making by the Board;

■
ensures that members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

■
monitors effective implementation of the Board’s decisions;

■
consults with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings, and reviews meeting agendas;

■
provides input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

■
ensures that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

■
serves as the designated director to speak with major shareholders (when requested) to ensure that the Board develops an understanding of shareholder views and receives, on the Board’s behalf, communications from interested parties;

■
serves in an increased role in crisis management, as appropriate; and

■
establishes and maintains a close relationship of trust with the CEO by providing support and advice while respecting executive responsibility and leadership.

The independent Board Chair’s term is one year, but an individual may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board. Ms. Beebe currently serves as our independent Board Chair, a position she has held since 2020.
EQT CORPORATION 2023 PROXY STATEMENT | 21

Corporate Governance and Board Matters

Board’s Role in Risk Oversight

Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is chaired by our General Counsel and includes each of our executive officers, plus an additional representative from the legal department.
The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported annually to the Board.
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Corporate Governance and Board Matters

Director Nominations

General Process for Director Nominations
The Corporate Governance Committee identifies and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders. The Corporate Governance Committee typically considers new director nominees following the resignation or retirement of a director or to fill a skill or expertise need identified by the Board. The Corporate Governance Committee will consider candidates from a variety of sources, including recommendations from shareholders, directors, and members of management, and has in the past utilized third-party search firms to assist in identifying potential director candidates.
The Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the director nominee. Accordingly, all potential director nominees, including director nominees recommended by shareholders, are assessed using the guidelines outlined below. Possible director nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential director nominees, from time to time.
Individual Qualifications
■
Possesses integrity, competence, insight, creativity, and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance

■
Has attained a prominent position in their field of endeavor

■
Possesses broad business experience

■
Has the ability to exercise sound business judgment

■
Is able to draw on their past experience relative to significant issues facing the Company

■
Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

■
Has sufficient time and dedication for preparation and participation in Board and committee deliberations

■
Has no conflict of interest

■
Meets such standards of independence and financial knowledge as may be required or desired

■
Possesses attributes deemed to be appropriate given the then-current needs of the Board

Composition of the Board as a Whole	■ A diversity of background, perspective, and skills related to our business ■ A diversity of race/ethnicity, gender, and age
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Shareholder Nominations
Shareholders may recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company’s Corporate Secretary.
Any shareholder desiring to nominate an individual to serve as a director of the Company must submit the following information to the Corporate Governance Committee Chair, in care of the Corporate Secretary, no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting:
■
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to (collectively, the “Requisite Information”):

■
the proposing person’s notice;

■
the director nominee’s written questionnaire with respect to the background and qualifications of such director nominee and the background of any other person or entity on whose behalf the nomination is being made;

■
a written representation and agreement of the director nominee in the form provided by the Corporate Secretary; and

■
the director nominee’s executed irrevocable conditional resignation letter.

■
The Company may require the shareholder to provide such further information as it may reasonably request.

Additionally, as set forth in Section 1.11 of the Company’s Bylaws, a shareholder, or group of 20 or fewer shareholders, in each case, owning an aggregate of at least 3% of the voting power entitled to vote in the election of directors continuously for at least three years as of both the date the notice is received by the Company and the record date for the annual meeting, may nominate and include in EQT’s proxy statement director nominees constituting the greater of  (i) two directors and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the one-year anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders and include the following:
■
The information required by Sections 1.09 and 1.10 of the Company’s Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, the Requisite Information.

■
The information required by Section 1.11 of the Company’s Bylaws, including, but not limited to:

■
all other questionnaires required of the Company’s directors; and

■
such additional information as is necessary to permit the Board to determine that the director nominee is independent and that their service as a member of the Board would not violate any applicable law, rule, or regulation, or the NYSE listing standards.

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Consideration of Diversity
Consistent with our core values, our Board recognizes the value of diversity. The Board believes that diversity affords the opportunity for a variety of points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.
Our Board benefits from significant diversity, with 64% of our director nominees self-identifying as racially, ethnically, or gender diverse. Additionally, our female directors serve in key Board leadership roles, chairing our Board and each of our four standing Board Committees.

Racial/Ethnic and Gender Diversity of Our 11 Director Nominees

4
64%
7

Our Board benefits from racial and ethnic diversity. While we do not have a formal policy addressing diversity, our Board’s goal is to continue to advance racial and ethnic diversity on public company boards. As our Board continues to evolve, racial and ethnic diversity will continue to be an important factor considered in assessing the Board’s overall mix of skills, experience, background, and characteristics. We recognize the importance of diversity to our stakeholders and welcome continued dialogue with our investors on this topic.
Contacting the Board

Interested parties may communicate directly with the Board (and with independent directors, individually or as a group) by sending an email to:	independentchair@eqt.com
The Corporate Secretary or an appropriate individual on his staff will receive the communications and promptly deliver the communications to the appropriate director or directors, unless the communications are junk mail or mass mailings.

Interested parties may also write to the independent Board Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, in care of the Corporate Secretary:
EQT Corporation c/o Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
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Governance Principles

Our Board and senior leadership team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus on delivering long-term shareholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governance Principle		EQT’s Practice
1	Accountability to shareholders	■ All directors are elected annually, which reinforces our Board’s accountability to shareholders ■ Eligible shareholders may include their director nominees in our proxy materials
2	Proportionate and appropriate shareholder voting rights	■ EQT has one class of voting stock ■ We believe in a “one share, one vote” standard ■ We do not have a “poison pill” ■ We have a majority voting standard for uncontested director elections
3	Regular and proactive shareholder engagement
■
Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

■
Our management team engages with our largest shareholders’ governance teams on governance, strategy, compensation, human capital management, and sustainability matters

■
Our directors are available to participate in shareholder engagement when it is helpful or requested

4	Independent Board leadership structure	■ Our Company’s Corporate Governance Guidelines require an independent Board Chair ■ All members of the Audit Committee, Compensation Committee, and Corporate Governance Committee are independent
5	Effective Board policies and practices
■
Our Corporate Governance Guidelines require a majority of our directors to be independent (nine of the 11 director nominees are independent)

■
Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant skills is presented in our “2023 Proxy Statement Summary”)

■
The Board seeks to achieve diversity among its members (see “Director Nominations—Consideration of Diversity”)

■
Each standing Board committee has a charter that is publicly available on the Company’s website and that meets applicable legal requirements and reflects good corporate governance

■
The Company has a Code of Business Conduct and Ethics applicable to all employees (including executive officers) and directors of the Company

■
The Corporate Governance Committee reviews the Company’s governance policies and practices annually and makes recommendations to the Board

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Governance Principle		EQT’s Practice

■
All directors attended 75% or more of the combined total of Board and applicable committee meetings in 2022

■
The Board’s independent directors meet regularly in executive session, with the independent Board Chair presiding over all such executive sessions

■
The Board and each of the standing committees engage in meaningful annual self-assessments that involve, among other matters, consideration of individual director performance

■
The Company’s directors are encouraged to participate in continuing educational programs relating to corporate governance and business-related issues, and the Company provides funding and/or reimbursement for these activities

6	Management incentives that are aligned with the long-term strategy of the Company
■
We require robust stock ownership for our directors (five times annual cash retainer), President and CEO (eight times base salary), and other NEOs (three times base salary)

■
Our executive compensation program has historically been well supported by shareholders, as is evidenced by last year’s say-on-pay vote, which received 98.8% shareholder support

■
The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies

■
Our compensation philosophy and practices are focused on using management incentive compensation programs to achieve the Company’s short- and long-term goals and creating long-term shareholder value

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including:
■
A copy of the charter of each standing committee of the Board

■
Our Corporate Governance Guidelines

■
Our Code of Business Conduct and Ethics

The corporate governance page can be found at ir.eqt.com/investor-relations/governance
The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, and any of the Board committee charters to any shareholder, free of charge, upon request to the Corporate Secretary.
Director Independence

Pursuant to our Corporate Governance Guidelines, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship (other than their service as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company). To assist it in determining director independence, the Board established guidelines, which are included in our Corporate Governance Guidelines and conform to the independence requirements under the NYSE listing standards.
The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director
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otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in the Company’s Corporate Governance Guidelines.
Based on the independence standards set forth in the Company’s Corporate Governance Guidelines, the Board has determined that the following director nominees have met such standards and are independent of the Company and its management: Mses. Beebe, Canaan, Carrig, Powers, and Vanderhider, Messrs. Hu, McCartney, and McManus, and Dr. Jackson. Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice) are not independent.

Nine of Our 11 Director Nominees Are Independent

2
82%
9

Director ownership of Company stock is encouraged and is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company, as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” for a description of the equity ownership guidelines for directors.
During the preceding three fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer. Except as noted above with respect to Mr. Daniel J. Rice IV and Mr. Toby Z. Rice being brothers, there are no family relationships among the directors and executive officers.
Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons
Under the Company’s Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), management, with the assistance of EQT’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
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Under the Related Person Transaction Policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for approval:
■
transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;

■
transactions involving compensation and benefits paid to a director for service as a director of the Company;

■
transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of  $1,000,000 or 2% of the other company’s consolidated gross revenue;

■
transactions in which the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro rata basis;

■
transactions in which the rates or charges involved are determined by competitive bids;

■
transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

■
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

■
charitable contributions, grants, or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation, or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics and related policies, which require directors and executive officers to avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
BACKGROUND
Messrs. Toby Z. Rice and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.
In the months prior to the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), Mr. Toby Z. Rice was a member of the “Rice Team,” an activist campaign that sought to transform the Company, in part, through management change, including by electing Mr. Toby Z. Rice as President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, with Messrs. Toby Z. Rice and Daniel J. Rice IV being elected to the Board, and, immediately following the 2019 Annual Meeting, Mr. Toby Z. Rice was named President and CEO.
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On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice as President and CEO of the Company, they voluntarily effect a moratorium on soliciting business with the Company and its subsidiaries until such time as Board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.
Given Mr. Toby Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of  $120,000 may trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.
RIG GOVERNANCE POLICY
Consistent with the requirements of our Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, we developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”). The purpose of the RIG Governance Policy is to establish appropriate corporate governance procedures designed to ensure that potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.
The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply. The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.
The RIG Governance Policy implements specific requirements and processes to be followed when we become aware of a potential business relationship proposed to be entered into between us or any of our subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.
In the event that we become aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction will be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the Corporate Governance Committee will consider all relevant facts and circumstances respecting such transaction, and will evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and will take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.
The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.
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The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company, in each case, until such time as he ceases to serve as an executive officer of the Company.
Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee regularly reviews the business descriptions of each RIG Portfolio Company, as well as the description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.
Transactions with Related Persons
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2022 requiring disclosure in this proxy statement, other than those disclosed below.
Cold Bore Technology Inc.
In mid-2020, EQT’s Completions Department identified Cold Bore Technology Inc. (“Cold Bore”), a completions optimization technology vendor, as a candidate for a vendor product trial of its Smart Pad product. RIG holds an approximately 17% equity ownership interest in Cold Bore. As required by the RIG Governance Policy, in March 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed product trial with Cold Bore should be presented to the Corporate Governance Committee.
Accordingly, in April 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with Cold Bore, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Cold Bore, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of Cold Bore for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with Cold Bore for the product trial.
In early 2021, the results of the Cold Bore product trial were presented to and reviewed by the Corporate Governance Committee. After considering the results of the product trial, the Corporate Governance Committee considered a proposed post-trial engagement of Cold Bore for its Smart Pad product. Taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, as noted in the preceding paragraph, the Corporate Governance Committee approved the post-trial engagement of Cold Bore.
In early 2022, the Corporate Governance Committee again reviewed the Company’s engagement of Cold Bore, including the anticipated benefits of the Company’s continued use of Cold Bore’s Smart Pad product and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the continued engagement of Cold Bore by the Company. During 2022, the Company paid Cold Bore consideration in the aggregate amount of approximately $2,433,000.
AquaSmart Enterprise, LLC
In mid-2020, EQT’s Completions Department identified AquaSmart Enterprises, LLC (“AquaSmart”), a vendor for proppant coating technology, as a candidate for a vendor product trial. RIG holds an approximately 10% equity ownership interest in AquaSmart. As required by the RIG Governance
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Policy, in July 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed product trial with AquaSmart should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with AquaSmart, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in AquaSmart, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of AquaSmart for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with AquaSmart for the product trial.
Throughout 2021, the Corporate Governance Committee received updates regarding the ongoing project trial with AquaSmart. In October 2021, the Corporate Governance Committee reviewed a proposed modification to the AquaSmart product trial, which review included consideration by the Corporate Governance Committee of the anticipated benefits to the Company of the product trial, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the updated product trial. During 2022, the Company paid AquaSmart (through its affiliate AS O&G LLC) consideration under the project trial engagement in the aggregate amount of approximately $1,045,000.
ComboCurve, Inc.
In mid-2020, EQT’s Asset Performance team identified Inside Petroleum, Inc. (now known as ComboCurve, Inc.) (“ComboCurve”), a vendor for a cloud-based asset management platform supporting, among other things, auto-decline curve analysis, daily calculations, and reserves and economic scenario modeling, as a candidate for a 30-day trial license agreement. RIG holds an approximately 20% equity ownership interest in ComboCurve. As required by the RIG Governance Policy, in July 2020, the Company’s Vice President, Asset Performance, met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed trial license. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed trial license with ComboCurve should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed trial license with ComboCurve, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in ComboCurve, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of ComboCurve for the trial license. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with ComboCurve for the trial license.
In October 2020, the Company’s Vice President, Asset Performance, updated the Corporate Governance Committee on the results of the ComboCurve product trial and presented a proposal for the Company to enter into a post-trial license agreement for the Company’s use of the ComboCurve product. The Corporate Governance Committee reviewed the proposed license arrangement, including the anticipated benefits to the Company, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the Company’s entry into a license with ComboCurve.
In October 2021, the Corporate Governance Committee again reviewed the Company’s license with ComboCurve, including the anticipated benefits of the Company’s continued use of ComboCurve’s
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licensed product, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the renewal of the license arrangement with ComboCurve for 2022. During 2022, the Company paid ComboCurve consideration in the aggregate amount of  $125,000.
Other
Certain immediate family members of Todd M. James, the Company’s Chief Accounting Officer, are parties to existing leases for natural gas exploration and production previously entered into with the Company prior to Mr. James becoming an employee of the Company. During 2022, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $606,000.
Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.
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Directors’ Compensation

Compensation of our non-employee directors is annually reviewed by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors.
In October 2021, the Corporate Governance Committee engaged in its annual review of the Company’s non-employee director compensation and recommended to the Board that no changes be made to director compensation for 2022. In developing this recommendation, the Corporate Governance Committee considered the comprehensive peer-company, director-compensation benchmarking review that was completed in October 2020, and the changes that were made as a result to 2021 director compensation, and concluded that the non-employee director compensation program remained effective in recruiting and retaining experienced, skilled, and diverse non-employee directors for 2022.
Consistent with the Corporate Governance Committee’s recommendation, the Board made no changes to director compensation for 2022.
Cash Compensation
The structure of the 2022 non-employee director fees is set forth below.
Annual Cash Retainer(1) (Paid on a Quarterly Basis)
Independent Director Compensation	2022 ($)
Board member	80,000
Independent Board Chair(2)	125,000
Committee Chairs
Audit Committee	25,000
All other committees	15,000
Committee member (excluding Chair)
Audit Committee member	10,000
All other committees(3)	5,000

(1)
All annual cash retainer amounts are paid in installments on a quarterly basis.

(2)
Independent Board Chair retainer is in addition to the cash retainer paid for service as a Board member.

(3)
During 2022, the Board had three special committees: the Special Financing Transactions Committee; the Special Hedge Transactions Committee; and the Special Litigation Committee. Non-employee directors serving on these special committees were paid an additional annual retainer fee of  $5,000 per special committee.

In October 2022, the Corporate Governance Committee, with support from Meridian, conducted its annual review of the total compensation for non-employee directors (the “2023 Director Compensation Review”). Specifically, retainer fees, chair premiums, and stock-based long-term incentives were evaluated using, as the competitive benchmark, levels of total compensation paid to directors of the same peer group of companies that comprise the Company’s Compensation Peer Group (see the section captioned “Benchmarking” within the Compensation Discussion and Analysis), together with general industry market statistics from Meridian’s internal database of companies with revenues between $5 billion and $15 billion as an additional reference point. Based on this review, the Corporate Governance Committee determined to make the following changes to non-employee director cash compensation for 2023: (i) increase the annual Board member cash retainer from $80,000 per year to $85,000 per year; and (ii) increase the independent chair retainer amount from $125,000 per year to $150,000 per year. All other cash fees remain the same for 2023.
Equity-Based Compensation
Equity-Based Compensation	2022 ($)
Restricted Stock Unit Award	200,000

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For 2022, the Corporate Governance Committee recommended, and the Board approved, an annual grant of restricted stock units (“RSUs”) to each non-employee director in the amount of  $200,000.
Annual equity grants to non-employee directors are made immediately following the annual shareholders meeting to non-employee directors elected at the annual shareholders meeting. Non-employee directors appointed to the Board mid-year generally receive an equity grant upon joining the Board, the value of which is prorated, as part of their compensation for serving on the Board through the next annual shareholders meeting.
Accordingly, on April 20, 2022, each non-employee director elected at the 2022 Annual Meeting received a grant of 4,480 RSUs (the “2022 Grant”). The 2022 Grant was determined by dividing (x) the $200,000 annual grant value by (y) the closing price of the Company’s common stock on April 20, 2022 ($44.65) and rounding the result up to the nearest 10 shares. The 2022 Grant will vest upon the occurrence of the 2023 Annual Meeting and is subject to forfeiture if a director voluntarily ceases to serve on the Board prior to that date.
Each RSU is equal in value to one share of Company common stock. Unvested RSUs do not have voting rights. Any dividends paid on shares of the Company’s common stock are credited quarterly in the form of additional RSUs. Non-employee directors may elect to defer payment of their RSUs under the Company’s director deferred compensation plan, which is discussed below.
In connection with the 2023 Director Compensation Review, the Corporate Governance Committee determined to increase the annual equity grant to nonemployee directors for 2023 from $200,000 to $210,000.
Equity Ownership Guidelines for Directors
Our equity ownership requirements for non-employee directors must be satisfied within five years of joining the Board	5 times annual cash retainer
The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual cash retainer. Once the target level of ownership is achieved by a director, that individual will not be expected to acquire additional shares in the event the Company’s stock price decreases, provided that the underlying number of shares held by the individual at the time of achieving compliance with the equity ownership guidelines has not been reduced. Under the guidelines, directors have up to five years from joining the Board to satisfy the ownership guidelines. Each non-employee director has satisfied the Company’s equity ownership guidelines or is on track to satisfy the guidelines within the five-year ramp-up period.
Director Deferred Compensation
The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the Company’s 2005 Directors’ Deferred Compensation Plan (“DDCP”).
Beginning on and after January 1, 2020, non-employee directors may elect (but are not required) to defer distribution of shares upon vesting of their RSUs under the DDCP. Non-employee directors may also elect to defer up to 100% of their annual retainers and fees into the DDCP and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.
Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares
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Corporate Governance and Board Matters

of common stock. Distributions of deferred stock units and/or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. For 2022, Messrs. Behrman, Hu, and D. Rice and Mses. Canaan and Carrig deferred receipt of payment of fees under the DDCP.
Other
■
All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of  $10,000 per director in any calendar year.

■
The Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

■
The Company also provides non-employee directors with $20,000 of life insurance and $100,000 of travel accident insurance while traveling on business for the Company.

The table below shows the total 2022 compensation of the Company’s non-employee directors:
2022 Directors’ Compensation Table
Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Ms. Beebe	220,000	196,986	10,045	427,031
Dr. Behrman(1)	28,709	―	14	28,723
Ms. Canaan	125,000	196,986	45	322,031
Ms. Carrig	105,000	196,986	10,045	312,031
Mr. Hu	100,000	196,986	10,045	307,031
Dr. Jackson	100,000	196,986	3,045	300,031
Mr. McCartney	90,000	196,986	45	287,031
Mr. McManus	100,000	196,986	10,045	307,031
Ms. Powers	100,000	196,986	45	297,031
Mr. D. Rice	90,000	196,986	45	287,031
Ms. Vanderhider	105,000	196,986	45	302,031

(1)
Dr. Behrman did not stand for reelection at the 2022 Annual Meeting.

(2)
Includes annual Board and committee cash retainers and Board and committee chair fees, as applicable, some of which were deferred at the election of the director.

(3)
Amounts in the Stock Awards column represent the grant date fair value of the 4,480 RSUs granted to each non-employee director on April 20, 2022, following his or her election at the 2022 Annual Meeting. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 12 to EQT’s Consolidated Financial Statements, which is included in our 2022 Annual Report. Details regarding these director RSU grants are provided in the narrative above under “Equity-Based Compensation.”

As of December 31, 2022, each non-employee director (other than Dr. Behrman, who retired from the Board at the 2022 Annual Meeting) owned 4,522 unvested RSUs (which amount includes accrued dividends). Additionally, the aggregate number of previously awarded deferred stock units, including accrued dividends thereon, outstanding and held by directors as of December 31, 2022 was:

Ms. Beebe	35,988	Mr. McCartney	14,247
Ms. Canaan	35,988	Mr. McManus	5,716
Ms. Carrig	35,988	Ms. Powers	23,231
Mr. Hu	2,820	Mr. D. Rice	54,603
Dr. Jackson	24,311	Ms. Vanderhider	24,311
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(4)
This column reflects:

(i)
annual premiums paid for life insurance and travel accident insurance policies of  $45 per director (with such amount prorated for Dr. Behrman); and

(ii)
the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:

Ms. Beebe	10,000
Ms. Carrig	10,000
Mr. Hu	10,000
Dr. Jackson	3,000
Mr. McManus	10,000
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Executive Compensation

Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2022 (Say-on-Pay)

As discussed in the Compensation Discussion and Analysis (“CD&A”) below, the Company’s executive compensation program is designed to:
■
attract and retain the highest quality named executive officers;

■
directly link pay to Company performance; and

■
build value for the Company’s shareholders.

The Company’s program:
■
provides total compensation opportunities at levels that are competitive in its industry;

■
ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives; and

■
closely aligns the interests of the Company’s named executive officers with the interests of shareholders.

In sum, the Company’s executive compensation program is designed to reward our named executive officers when the Company achieves strong results. The Company believes that the 2022 compensation of its named executive officers is consistent with and reflects the strong financial and operational results achieved and the strategic actions taken by the Company.
This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its named executive officers in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the Company’s compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, the Board invites you to review carefully the CD&A and the tabular and other disclosures under the caption “Executive Compensation” below, and cast a vote in favor of the compensation paid to our named executive officers in 2022 and adopt the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for 2022, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory, and therefore, is not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent that any significant vote against the named executive officer compensation occurs, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. The Company has included in this proxy statement a proposal regarding the frequency of the say-on-pay advisory vote (“say-on-frequency” vote) and the Board has recommended that the shareholders vote “one year” to approve an annual say-on-pay vote. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2024 Annual Meeting of Shareholders and the next say-on-frequency advisory vote will be held at our 2029 Annual Meeting of Shareholders.
The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers for 2022.
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Executive Compensation Contents
40	COMPENSATION DISCUSSION AND ANALYSIS
40	Executive Summary
40	■ 2022 Business Highlights
41	■ Compensation Philosophy Highlights
41	■ Named Executive Officers
41	■ 2022 Compensation Highlights
44	■ Consideration of Say-on-Pay and Feedback from Shareholder Engagement
45	■ Evolution of Executive Compensation for 2023
46	Compensation Philosophy
46	■ Overall Compensation Philosophy
47	■ Annual Incentive Compensation Philosophy
47	■ Long-Term Incentive Compensation Philosophy
48	The Compensation Process
48	■ Establishing Target Total Direct Compensation
48	■ Establishing and Administering the STIP and LTIP
48	■ Delegation of Grant Authority
49	■ Role of the Independent Compensation Consultant
49	■ Role of Senior Management
50	Determining Compensation
50	■ Elements of 2022 Compensation Program
51	■ Setting Target Total Direct Compensation for 2022
51	■ Benchmarking
52	■ 2022 Compensation Benchmarking Peer Group
52	2022 Compensation Decisions
53	■ 2022 Compensation Mix
53	■ 2022 Base Salary
53	■ 2022 Annual Incentives
56	■ 2022 Long-Term Incentive Awards
59	■ Named Executive Officers’ 2022 Long-Term Incentive Awards
59	■ Certification Of Performance Under Previously Awarded Long-Term Incentive Programs
59	Other Compensation Components
59	■ Health and Welfare Benefits
60	■ Retirement Programs
60	■ Perquisites
60	■ Executive Severance Plan
60	■ Excise Tax Provisions
60	■ Equity Ownership Guidelines
61	■ Clawback Policy
62	Compensation Committee Report
63	Compensation Policies and Practices and Risk Management
63	■ Risk Management Assessment
63	■ Prohibition on Hedging and Pledging of EQT Securities
64	Compensation Tables
64	Summary Compensation Table
65	2022 Grants of Plan-Based Awards Table
66	Outstanding Equity Awards at Fiscal Year-End
67	Option Exercised and Stock Vested
67	Pension Benefits and Non-Qualified Deferred Compensation
67	Potential Payments Upon Termination of Change of Control
67	■ Payments Pursuant to Executive Severance Plan
69	■ Written Agreements with Other Named Executive Officers
70	■ Payments Pursuant to Company Plans
72	■ Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2022
76	Pay Versus Performance
83	Pay Ratio Disclosure

Note regarding non-GAAP supplemental financial measures
The CD&A contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this CD&A as performance targets under the Company’s 2022 annual incentive plan. Attached as Appendix A to this proxy statement is a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
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Executive Compensation

Compensation Discussion and Analysis

This CD&A explains the compensation philosophy and decisions that drove 2022 compensation for our named executive officers (our “NEOs”) and discusses our compensation programs. References in this CD&A to the “Committee” refer to the Management Development and Compensation Committee of the Board.
Executive Summary
2022 Business Highlights
In 2022, we continued the relentless execution of our mission to make EQT the operator of choice for all stakeholders. We generated significant free cash flow, improved our balance sheet, and returned meaningful capital to our shareholders. This included the reinstitution of our quarterly cash dividend and continued execution of our ongoing share repurchase program.
At the same time, we continued to aggressively address methane emissions, completing our pneumatic device replacement program a full year ahead of schedule. This achievement meant the elimination of nearly 9,000 natural gas-powered pneumatic devices from our production operations, reducing our annual carbon footprint by over 300,000 metric tons of CO2e.
These were some of our other performance highlights from 2022:
■
Added to the S&P 500 Index, joining top companies across all sectors of the U.S. economy

■
Achieved investment grade credit ratings from Fitch and S&P and upgraded to positive outlook at Moody’s

■
Generated $3,466 million of net cash provided by operating activities

■
Delivered on our capital return strategy through debt retirements, share buybacks, and dividends

■
Since the inception of our share repurchase program in December 2021, we have repurchased 20.4 million shares of our common stock for $622 million(1)

■
Achieved Gold Standard rating for 2022 by United Nations’ Oil & Gas Methane Partnership 2.0, among 14 upstream companies globally achieving this designation in 2022

■
Announced Appalachian Methane Initiative (AMI) collaboration to further enhance methane monitoring throughout the Appalachian Basin

(1)
As of February 10, 2023.

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Executive Compensation

Compensation Philosophy Highlights
EQT’s core values are trust, teamwork, heart, and evolution. Our compensation philosophy is intended to promote achievement consistent with these values. We believe our compensation program:
A more detailed discussion of each aspect of EQT’s compensation philosophy, including how it drives compensation program design, is provided under “Compensation Philosophy.”
Named Executive Officers
The Company’s NEOs for 2022 are listed below. This CD&A describes the Company’s 2022 compensation programs and their components for these NEOs.

TOBY Z. RICE	DAVID M. KHANI	WILLIAM E. JORDAN	RICHARD A. DURAN	LESLEY EVANCHO
President and Chief Executive Officer since July 10, 2019	Chief Financial Officer since January 3, 2020	Executive Vice President and General Counsel since July 10, 2019	Chief Information Officer since July 22, 2019	Chief Human Resources Officer since July 22, 2019
2022 Compensation Highlights
In designing our 2022 compensation program, the Committee sought to maintain consistency with the overall design of our 2021 compensation program. At the same time, the Committee worked to ensure that the 2022 compensation program design was optimally aligned with our evolving strategy.
In 2021, we announced an ambitious goal of achieving “net zero” greenhouse gas emissions from our existing production segment operations—on a Scope 1 and Scope 2 basis—by 2025, which we refer to as our “Net Zero Goal.” In recognition of the importance of our Net Zero Goal to our overall strategy, the Committee incorporated a performance payout modifier linked to achievement of our Net Zero Goal into the Company’s 2022 long-term incentive program. This payout modifier is more fully described under “2022 Long-Term Incentive Awards.”
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Executive Compensation

Additionally, the Committee continued to recognize the importance to shareholders of efficient use of capital. To ensure alignment with this strategic priority, the Committee introduced Total CapEx Spend per Mcfe(1) as a new performance measure under our 2022 annual incentive plan, replacing the previous Adjusted Well Cost per Foot performance measure. The Committee views Total CapEx Spend per Mcfe as a more comprehensive measure of management’s ability to control a broader range of costs, on a per unit basis, and therefore a better measure of efficient operations.
2022 Short-Term Incentive Program (“STIP”) (Annual Cash Incentive Plan)
75% of payout based on achieving key financial and operating performance goals
■
75% of STIP funding is linked to achievement of financial and operational performance measures that align with key strategic objectives, as follows:(2)

 ✓
Free Cash Flow per Share (30%)

 ✓
Recycle Ratio (20%)

 ✓
Total CapEx Spend per Mcfe (15%)

 ✓
Adjusted Gross G&A Expense per Mcfe (10%)

■
The Committee believes that these metrics represent key performance goals that drive shareholder value

25% of payout based on achieving key environmental, health, and safety goals, including GHG intensity reduction
■
25% of 2022 STIP funding is linked to achievement of environmental, health, and safety (“EHS”) goals, as follows:

 ✓
greenhouse gas (“GHG”) intensity reduction (10%)

 ✓
safety intensity improvement (10%)

 ✓
employee days away restricted time (5%)

■
The Committee selected these metrics to align executive compensation opportunities with achievement of key safety and environmental goals during 2022

■
GHG intensity reduction—first introduced as an annual incentive plan performance measure in 2021—remains a focus of the Company’s ESG strategy

2022 Incentive Performance Share Unit (“PSU”) Program (Long-Term, Performance-Based Equity Award)
Measures performance against a mix of absolute and relative total shareholder return goals
■
Our long-term incentive program (“LTIP”) includes two award types—RSUs (weighted 40%) and incentive PSUs (weighted 60%)

■
Our 2022 Incentive PSU Program measures performance against a matrix of absolute and relative total shareholder return (“TSR”) performance goals established by the Committee

■
Directly links long-term incentive opportunity with achieving strong absolute shareholder returns and outperforming our peers

■
Tracks a three-year performance period, commencing January 1, 2022

■
Designed consistent with observed market trends, based on input from the Committee’s independent compensation consultant and investor feedback within the industry

■
Payout is capped at 2.2x to limit maximum possible payouts and mitigate compensation-related risk

(1)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of NGLs and crude oil being equivalent to 6,000 cubic feet of natural gas.

(2)
See Appendix A to this proxy statement for the definition of, and additional information about, these non-GAAP performance measures.

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Achievement of “net zero” by 2025 is a performance payout modifier
■
In 2021, we announced our Net Zero Goal

■
Recognizing that the end of the three-year performance period for our 2022 Incentive PSU Program aligns with the target date for achieving our Net Zero Goal, the Committee included a performance payout modifier in the 2022 Incentive PSU Program that links a meaningful portion of NEO payout opportunity to both (i) achieving the Net Zero Goal and (ii) the manner by which the Net Zero Goal is achieved

Achieving Net Zero by 2025
✓
Under the 2022 Incentive PSU Program, the Company’s CO2 equivalent emissions generated in 2024 from existing production segment assets,(1) measured on a Scope 1 and Scope 2 basis, must be equal to (or less than) zero after accounting for carbon offsets generated and carbon credits purchased during 2024

Focus on environmentally responsible operations and carbon offset generation		✓ The Committee designed the Net Zero Goal modifier to prioritize environmentally responsible operations and carbon offset generation by the Company in achieving net zero

✓
The scoring of the modifier will result in either (x) reduced incentive compensation if the Net Zero Goal is either (i) not achieved or (ii) achieved through purchases of carbon credits that exceed the benchmark set by the Committee or (y) increased incentive compensation if the Net Zero Goal is achieved with purchases of carbon credits that are less than the benchmark set by the Committee, as follows:

		Net Zero Benchmarks	Net Zero Modifier
		The Net Zero Goal is either (i) not achieved or (ii) is achieved, with more than 350,000 metric tons of CO2 equivalent being offset by purchased credits	0.9x
		The Net Zero Goal is achieved, with between 100,000 to 350,000 metric tons of CO2 equivalent being offset by purchased credits	1.0x
		The Net Zero Goal is achieved, with less than 100,000 metric tons of CO2 equivalent being offset by purchased credits	1.1x

Other 2022 Compensation Highlights
Equity for all	■	An important element of our compensation philosophy is broad employee equity ownership
	■	Consistent with our compensation philosophy, we continued our “equity for all” program in 2022, meaning that every permanent employee of the Company received an equity award in the form of RSUs having an award target value of at least $5,000
	■	The Committee continues to believe this “equity for all” compensation program affords multiple benefits to the Company by:
✓ enhancing our internal pay equity;
✓ serving as an additional, meaningful way to recognize the contributions of all employees, whose efforts drive our success as an organization; and
✓ aligning the interests of our entire workforce with the goal of achieving long-term value creation
	■	The Committee and management believe that the “equity for all” program enhances our shared culture of success and affords all employees an opportunity to become owners of our Company

(1)
For purposes of the 2022 Incentive PSU Program, existing production segment assets refers to production segment assets owned by the Company as of June 30, 2021.

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Consideration of Say-on-Pay and Feedback from Shareholder Engagement
Company management and the Committee continued to seek and consider feedback from shareholders during 2022 on a range of topics, including our executive compensation programs. The Committee considers this feedback when designing the Company’s executive compensation programs. For a discussion of the Company’s shareholder outreach and engagement efforts, please refer to the discussion under “Shareholder Engagement.”
The Committee observed that our compensation programs received strong shareholder support at our 2022 Annual Shareholders Meeting, with nearly 99% of shareholder votes cast voting in favor of the 2021 compensation of our NEOs.
The Committee also observed a trend of consistent, strong shareholder support for the Company’s executive compensation programs over the past three years, with shareholders voting to approve the Company’s say-on-pay proposal at a rate of over 98% in each of the past three years.
Accordingly, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2022 or prior years. The Committee will, however, continue to evaluate the Company’s executive compensation programs, taking into account shareholder feedback, including future “say-on-pay” vote results.
The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or the Board. See “Contacting the Board” under “Corporate Governance and Board Matters” for information about communicating with the Committee and the Board.
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Evolution of Executive Compensation for 2023
In establishing the Company’s compensation program for 2023, the Committee determined to maintain an overall program design that was consistent with 2022. At the same time, the Committee continued to assess alignment of performance measures with the Company’s achievement of its strategic priorities and made certain specific changes to the performance measures for 2023.
Specifically, in designing the 2023 Incentive PSU Program, the Committee noted that achievement of the Company’s Net Zero Goal was established as a milestone to be achieved by 2025, meaning that performance against this objective will be measured as of year-end 2024. Given that the three-year performance period under the 2023 Incentive PSU Program runs through year-end 2025, the Committee determined not to include the net zero performance modifier as part of the 2023 Incentive PSU Program. Instead, the Committee determined to return to the base design of the 2023 Incentive PSU Program, with payout to be determined based solely upon Company TSR performance, measured against a matrix of absolute and relative TSR performance goals over the three-year performance period.
The Committee also revised the performance measures on which awards under the 2023 STIP are based to introduce “cash operating margin” and “finding and development costs,” each measured on a dollars per Mcfe basis, as performance measures under the 2023 STIP, in place of  “recycle ratio,” and eliminated “employee days away restricted time” as a performance measure for 2023, increasing the weighting of the “environmental, health, and safety intensity improvement” performance measure from 10% in 2022 to 15% for 2023.
Evolution of 2023 LTIP
Performance measured against a mix of absolute and relative TSR goals
■
Consistent with 2022, payout under the 2023 Incentive PSU Program will be based on the Company’s TSR, measured against a matrix of absolute and relative TSR performance goals over a three-year performance period, commencing January 1, 2023

■
The Committee determined not to include a performance payout modifier under the 2023 Incentive PSU Program

■
Payout is capped at 2.0x to limit maximum possible payouts and mitigate compensation-related risk

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Executive Compensation

2023 Short-Term Incentive Program
Performance measures are aligned with key strategic objectives
■
For 2023, 75% of STIP funding is linked to financial and operational performance measures that align with key strategic objectives, specifically:

 ✓
Free cash flow per share (30%)

 ✓
Capex intensity (15%)

 ✓
Cash operating margin (10%)

 ✓
Finding and development costs (10%)

 ✓
Adjusted gross G&A expense per Mcfe (10%)

■
For 2023, 25% of STIP funding is linked to achievement of environmental, health, and safety goals, as follows:

 ✓
Environmental, health, and safety intensity improvement (15%)

 ✓
Greenhouse gas intensity reduction (10%)

Other 2023 Compensation Considerations
Equity for all	■ Consistent with our compensation philosophy, the Committee again retained our “equity for all” program for 2023
Compensation Philosophy
In designing the executive compensation program for 2022, the Committee continued to focus on alignment with the Company’s business objectives and priorities. Importantly, the Company’s overall compensation philosophy has remained consistent since 2019.
Overall Compensation Philosophy
The Company’s compensation philosophy is based on the following guiding principles:
Guiding Principle		How It Drives Our Evolved Compensation Program Design
1	Compensation program should align with shareholder success and feedback
■
Payouts under our long-term incentive programs are based on a matrix of absolute and relative TSR over a three-year performance period

■
The Committee also recognizes the importance to shareholders of achieving key ESG goals and has included key environmental performance and safety measures in the STIP since 2021 and a Net Zero Goal modifier in our 2022 LTIP

2	Compensation methods should align the workforce with the performance of the business
■
Low-cost operator—leverage technology and planning to drive operating efficiencies

■
Strengthen the Company’s balance sheet—incentivize a focus on free cash flow generation and paying down debt

■
Maximize shareholder value through capital allocation—incentivize a focus on full cycle returns, free cash flow generation, and lower capital expenditures

■
75% of the 2022 STIP funding was linked to financial and operational performance measures that align with key strategic objectives:

 ✓
Free Cash Flow Per Share

 ✓
Recycle Ratio

 ✓
Total CapEx Spend per Mcfe

 ✓
Adjusted Gross G&A Expense per Mcfe

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Guiding Principle	How It Drives Our Evolved Compensation Program Design
	■ ESG—solidify our commitment to being a good neighbor, operating responsibly, and focusing on employee safety	■ 25% of 2022 STIP funding was linked to environmental, health, and safety measures, as follows: ✓ Greenhouse Gas Intensity ✓ Safety Intensity ✓ Employee DART
3 Compensation plan should be easy to administer	■ Our 2022 LTIP and 2023 LTIP include only two award types, with a consistent award mix applied to all NEOs:
	Type of Award	Mix for All NEOs
	Restricted Stock Units	40%
	Incentive Performance Share Units	60%
Annual Incentive Compensation Philosophy
Guiding Principle		How it Drives our Evolved Compensation Program Design
4	Annual incentive performance metrics should be easy to measure and easy to explain
■
Performance metrics are quantifiable

■
Our digital work environment affords employees visibility into Company performance, increasing the incentive impact of the Company’s compensation programs on performance

5	Annual incentive performance metrics should be within the control of employees	■ STIP metrics are designed to ensure performance is impacted by employee actions during the annual performance period
Long-Term Incentive Compensation Philosophy
Guiding Principle		How it Drives Our Evolved Compensation Program Design
6	Long-term incentive program should be market-aligned
■
The Committee, guided by its independent compensation consultant, utilizes compensation peer group benchmarking data to ensure alignment of program design and practices with prevailing market practices

■
The Committee recognizes the trend in the E&P industry toward a greater focus on absolute returns

■
The Committee applied a performance matrix for 2022 that reflects an appropriate balance of relative and absolute TSR and continued to apply this approach in the design of the 2023 LTIP

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Executive Compensation

Guiding Principle		How it Drives Our Evolved Compensation Program Design
7	Performance measures represent keys to long-term value creation
■
Since 2021, payouts under our LTIP have been linked to shareholder return, based on a matrix of absolute and relative performance, over a three-year performance period

■
The Committee believes performance measures under the LTIP are aligned with shareholder feedback and focus the Company’s executive team on enhancing shareholder returns over the three-year performance period through successful execution of the Company’s strategy

■
The Committee also recognizes that long-term value creation includes key environmental goals and, to this end, included achievement of net zero emissions, with a focus on environmentally responsible operations and organically generated credits, as a meaningful performance payout modifier under its 2022 LTIP

8	Broad long-term incentive eligibility enables all employees to participate in ownership of the Company
■
Consistent with our corporate values of Trust, Teamwork, Heart, and Evolution, in January 2021, the Company introduced “equity for all,” with every permanent employee of the Company receiving a long-term equity incentive grant in the form of RSUs having an award target value of $5,000

■
The “equity for all” grants represent a special, discretionary grant to employees who, prior to 2021, were not participants in the Company’s LTIP; these grants are in addition to, and not in lieu of, existing compensation for these employees

■
Recognizing the success of this program, the Committee has continued this program in 2022 and 2023

■
All 2022 RSUs were issued under our shareholder-approved EQT Corporation 2020 Long-Term Incentive Plan and will be settled in shares of Company common stock

The Compensation Process
Establishing Target Total Direct Compensation
In discharging the Board’s responsibilities relating to compensation of our NEOs, the Committee establishes the target total direct compensation (base salary plus annual and long-term incentives) for our NEOs by formulating base salaries and setting annual and long-term incentive targets.
Establishing and Administering the STIP and LTIP
The Committee annually approves plan design, including performance measures and target payouts, for each of our annual STIP and LTIP. These deliberations, which occur over the course of several meetings before a plan design is approved, involve discussions among management, the Committee’s independent compensation consultant, and the Committee. Following the end of the performance period for any performance award, the Committee reviews and certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each NEO.
Delegation of Grant Authority
The Committee has delegated to Mr. Toby Z. Rice, in his capacity as a director, the authority to authorize the grant of a limited and specified number of RSUs to:
■
newly hired or recently promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value when taken together with any other related grants awarded to a grantee in the same calendar year; and

■
employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares and provided that the recipient does not otherwise participate in our current long-term incentive award program.

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Mr. Rice may not authorize the grant of any awards to an executive officer of the Company. Additionally, all such awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at the next regular meeting of the Committee.
The Committee has not delegated its authority to award equity to any other executive officer.
Role of the Independent Compensation Consultant
The Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in fulfilling its responsibilities. The Committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant for 2022 compensation decisions applicable to our NEOs. Meridian reports directly to the Committee.
Meridian provides the Committee with market data and counsel regarding executive officer compensation programs and practices (collectively, the “Compensation Consultant Services”), including:
■
competitive benchmarking;

■
peer group identification and assessment;

■
advice and market insight as to the form of, and performance measures for, annual and long-term incentive compensation;

■
marketplace compensation trends, both generally and within the Company’s industry; and

■
advice regarding the Company’s annual review of compensation risk.

As part of the Compensation Consultant Services, Meridian also provides the Corporate Governance Committee of the Board with market data and competitive benchmarking for the Company’s non-employee director compensation program.
Representatives of Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly from representatives of Meridian and may direct management to provide information to representatives of Meridian. Representatives of Meridian regularly interact with members of the Committee, both during and outside of Committee meetings.
The Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the Committee on topics relevant to assessing Meridian’s relationship with the Company and its management team, and determined that such services do not compromise Meridian’s independence as the Committee’s independent compensation consultant. Other than the Compensation Consultant Services, Meridian did not perform any other services for the Company and, accordingly, no fees were paid for any additional services in 2022.
Role of Senior Management
The Company’s senior management participates in ongoing dialogue with the Committee and its independent compensation consultant regarding compensation and plan design. Management provides input relevant to plan design due to its direct involvement in, and knowledge of, the business plan and goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and the Committee. The Committee engages in active discussions with the CEO and the Chief Human Resources Officer of the Company concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The Company’s CEO and representatives of the Company’s Human Resources and Legal Departments regularly attend Committee meetings. The Committee regularly meets in executive session without any member of management present. The CEO and Chief Human Resources Officer do not participate in decisions relating to their own compensation.
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Determining Compensation
Elements of 2022 Compensation Program
The following highlights the key elements of our executive compensation program for 2022. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our NEOs.
	Element	Form of Compensation for 2022	Description	Highlights for 2022 Program
FIXED	1 Base Salary	Cash	Provides base compensation for day-to-day performance of job responsibilities
■
Our CEO continued to accept a base salary of  $1 for the entirety of 2022 and, during his tenure at EQT, has never taken a base salary of over $1

■
Base salaries for other continuing NEOs generally targeted the market median

■
No adjustments were made to any of the NEOs’ base salaries in 2022

PERFORMANCE-BASED, VARIABLE	2 Annual Incentives	Cash	Rewards performance during the year based on the achievement of annual performance goals established by the Committee
2022 STIP pool funding was based upon specific, measurable performance metrics:
■
Free Cash Flow Per Share (30%)

■
Recycle Ratio (20%)

■
Total CapEx Spend per Mcfe (15%)

■
Adjusted Gross G&A Expense per Mcfe (10%)

■
EHS metrics (25%), which consisted of reduction in greenhouse gas intensity (10%), safety intensity improvement (10%), and employee DART (5%)

	3 Long-Term Incentives	■ RSUs ■ PSUs	■ Encourages improvement in the long-term performance of the Company ■ Aligns the financial interests of our NEOs with those of our shareholders
■
2022 LTIP awards for NEOs consisted of 60% PSUs and 40% RSUs

■
2022 PSUs are tied to performance on a combination of absolute and relative total shareholder return performance over a three-year performance period, coupled with a “net zero” greenhouse gas emissions performance payout modifier

	4 Other Compensation	■ Employee benefit plans and programs that are generally available to all employees ■ Limited perquisites	Other compensation is generally consistent with that available to all employees	■ No personal use of Company-leased private aircraft ■ No Company-funded country club or similar dues ■ No car allowances or subsidized parking
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Setting Target Total Direct Compensation for 2022
Chief Executive Officer
Mr. Toby Z. Rice was appointed President and CEO on July 10, 2019, immediately following the 2019 Annual Meeting. During 2019, Mr. Rice agreed to receive a base salary of  $1 for the first 12 months of his service as President and CEO and, on this basis, the Board approved a base salary of  $1 for Mr. Rice. Mr. Rice has continued to accept a base salary of  $1 during each of the years that followed, including 2022. Accordingly, nearly 100% of Mr. Rice’s compensation is performance-based, variable, and at-risk, and has been since his appointment as our CEO.
Consistent with the Company’s compensation philosophy, the Committee intended that Mr. Rice’s 2022 compensation reflect a mix of annual and long-term incentive awards which, in the aggregate, generally approximated the market median for the CEO position based on compensation peer group benchmarking data provided by Meridian and an emphasis on performance-based compensation.
Discussion of the various components of Mr. Rice’s compensation and the basis for its design is provided below.
Other Named Executive Officers
In setting 2022 target total direct compensation for the Company’s other NEOs, the Committee intended for 2022 compensation to reflect a mix of base salary, annual, and long-term incentive awards, which, in the aggregate, generally approximated the market median for each NEO’s respective position based on compensation peer group benchmarking data provided by Meridian, with an emphasis on performance-based compensation. The Committee also considered individual circumstances, such as proven experience and importance of the role to the Company, in setting 2022 target total direct compensation. The components of 2022 compensation for each of the other NEOs is discussed in detail below.
Benchmarking
The Committee utilizes a compensation benchmarking peer group as part of its annual compensation process to benchmark the competitiveness, structure, and design of the Company’s executive compensation program.
In the fall of 2021, the Committee, with assistance from Meridian, performed a review of the Company’s compensation benchmarking peer group to assess the continued appropriateness of the peer group for 2022. The characteristics of existing peer group companies that were considered by the Committee in conducting this review, together with the resulting changes to the Company’s 2022 compensation benchmarking peer group, are described below.
Designing the 2022 Compensation Benchmarking Peer Group
In selecting the Compensation Peer Group (as defined below) for 2022, the Committee began with a review of the existing 2021 compensation benchmarking peer group.
The Committee first considered recent acquisition transactions that impacted certain existing peer group companies. As a result of transactions and/or consolidations, the Committee determined to remove the following five compensation peers:
Removed from 2021 Compensation Benchmarking Peer Group	Basis for Removal
Noble Energy, Inc. Concho Resources Inc. WPX Energy, Inc.	Acquired and ceased to be separate, publicly traded companies
Cabot Oil & Gas Corporation Cimarex Energy Co.	Merged to form Coterra Energy Inc.
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As a result, the peer group would have been reduced to ten companies, which the Committee determined was not a sufficiently large peer group for compensation benchmarking purposes, and the Committee undertook to evaluate additional peer companies for possible inclusion. In doing so, the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and dry gas as a percentage of reserves. The Committee considered these measures of size and industry characteristics to be the most important factors in selecting an appropriate set of peer companies against which to assess executive compensation decisions, including pay levels. Specifically, the Committee sought to identify potential additional peers by looking at companies with a meaningful percentage of their reserves consisting of dry gas and a company size of between one-third to three times the size of EQT and, based upon this assessment, determined to add the following peers to the Compensation Peer Group for 2022:
Added to Compensation Benchmarking Peer Group for 2022	Rationale
Chesapeake Energy Corporation(1) Coterra Energy, Inc.(2) Diamondback Energy, Inc. Marathon Oil Corporation Matador Resources Company PDC Energy, Inc.
■
Returned the peer group to an appropriate size, in terms of number of companies included in the Compensation Peer Group for 2022 (16 peer companies)

■
The Committee selected these companies for the peer group after considering their size relative to EQT and the percentage of their dry gas reserves, as compared to other possible alternative peers

(1)
As a result of its bankruptcy filing in June 2020, Chesapeake Energy Corporation (“Chesapeake”) was removed from the Company’s 2021 compensation peer group. Following its emergence from bankruptcy, the Committee determined to include Chesapeake as a member of the Compensation Peer Group for 2022, particularly considering its relatively high percentage of reserves consisting of dry gas.

(2)
Coterra Energy, Inc. was formed through the merger of Cabot Oil & Gas Corporation and Cimarex Energy Co. For 2022 compensation benchmarking purposes, compensation benchmarking data was based on roles at the combined company.

2022 Compensation Benchmarking Peer Group
As a result of the above changes, the Company’s Compensation Benchmarking Peer Group for 2022 (the “Compensation Peer Group”) was as follows:
2022 Compensation Benchmarking Peer Group(1)
Antero Resources Corporation APA Corporation Chesapeake Energy Corporation CNX Resources Corporation Coterra Energy, Inc.	Continental Resources, Inc. Comstock Resources, Inc. Devon Energy Corporation Diamondback Energy, Inc. Marathon Oil Corporation Matador Resources Co.	Murphy Oil Corporation Ovintiv Inc. PDC Energy, Inc. Range Resources Corporation Southwestern Energy Company

(1)
Please refer to Appendix B for a comparison of certain financial and other metrics considered by the Committee when it constructed the 2022 Compensation Benchmarking Peer Group.

2022 Compensation Decisions
This section discusses 2022 compensation decisions for our NEOs for each element of compensation (see “Elements of 2022 Compensation Program”).
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2022 Compensation Mix
(1)
Reflects 2022 compensation, as reported in the Summary Compensation Table. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2022 for each of our NEOs, other than Mr. Rice, as presented in the Summary Compensation Table (with Company contributions to the 401(k) plan treated as part of salary for this illustration). In setting 2022 compensation, the average compensation mix for our other NEOs, based on target amounts, was approximately 20% salary, 14% STIP, and 66% long-term equity incentives. Target compensation amounts differ from amounts reported in the Summary Compensation Table, as the Summary Compensation Table reflects the grant date fair values of equity awards, as determined in accordance with applicable accounting standards, and actual award payouts under the STIP.

2022 Base Salary
Base salaries are considered annually by the Committee and, where appropriate, adjusted at the beginning of each calendar year. The Committee made no adjustments to the base salary of any of our NEOs for 2022.
As a result, the base salaries of our NEOs for 2022 remained as follows:
Named Executive Officer	2022 Base Salary ($)
Toby Z. Rice	1
David M. Khani	540,000
Richard A. Duran	380,000
Lesley Evancho	312,000
William E. Jordan	450,000
2022 Annual Incentives
Overview
Annual cash incentive awards are designed to link annual incentive compensation opportunity with achievement of performance goals that are set annually by the Committee.
The 2022 STIP performance measures are based upon a combination of financial and environmental, health, and safety performance measures designed to align annual incentive opportunity with the Company’s strategic objectives.
Determination of 2022 Target Annual Incentive Awards
Each year, typically in early February, the Committee establishes an annual incentive award target for each NEO. For 2022, the Committee determined not to adjust any of the NEOs’ annual incentive
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target awards. The Committee made this determination after taking into consideration market compensation benchmarking data from the Company’s Compensation Peer Group.
Accordingly, the 2022 STIP targets for our NEOs remained unchanged from 2021, and were as follows:
Named Executive Officer	2022 Annual Incentive Target ($)
Toby Z. Rice	1,000,000
David M. Khani	540,000
Richard A. Duran	215,000
Lesley Evancho	214,500
William E. Jordan	360,000
Setting Performance Metrics for the 2022 Annual Incentive Awards and Determining 2022 Annual Incentive Award Funding
The Committee designed the 2022 STIP metrics to align annual incentive compensation opportunities with a focus on the Company’s key strategic priorities for 2022. The Committee believes that the 2022 STIP performance incentives are aligned with the interests of our shareholders.
In setting performance measures and metrics for the 2022 STIP, the Committee carefully considered each performance measure over the course of several meetings in the context of the Company’s strategic goals and priorities for 2022. In doing so, the Committee reviewed the approach and methodology applied in determining the various performance metrics and assessed the degree of challenge required to achieve each of the various thresholds, targets, and maximums. In early 2022, the Committee approved the performance measures, as well as the specific metrics for measuring threshold, target, and maximum performance, and established the associated payout multiples under the 2022 STIP. The approved performance measures and metrics for the 2022 STIP are set forth in the table below.
Notably, for 2022, the Committee determined to replace adjusted well cost per foot with total capex spend per Mcfe. In designing the STIP for 2022, the Committee viewed total capex spend per Mcfe as a more comprehensive measure of management’s ability to control a broader range of costs, on a per unit basis, that is reflective of efficient operations in the current business and operating environment.
For 2022, the Committee retained reduction of greenhouse gas intensity as a performance measure under the 2022 STIP, recognizing its importance to the Company’s ESG strategy as a meaningful way to link NEOs’ annual incentive compensation opportunity with achievement of the Company’s greenhouse gas intensity reduction goals. The Committee consulted with, and considered input from, the Public Policy and Corporate Responsibility Committee (the “PPCR”), which monitors and oversees the environmental components of the Company’s ESG strategy, in developing the greenhouse gas intensity reduction performance measure and establishing the threshold, target, and maximum performance metrics. Appendix A contains additional information regarding the definition and calculation of this performance measure.
Under the 2022 STIP, the Committee retained the discretion to adjust the determination of the incentive pool, including to increase, reduce, or eliminate the final incentive pool amount. The Committee did not make any adjustments for 2022.
The actual performance results for 2022, together with the resulting funding multiple for each performance measure, are provided in the table below. These individual funding multiples resulted in a total aggregate funded incentive performance pool of 0.78 times the target incentive pool funding amount.
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Percent of Pool Funding	Performance Measure(1)	Performance Metric	Actual Results	Funding Multiple(2)
30%	Free Cash Flow Per Share
	Threshold	$3.10	$5.10	1.5x
	Target	$4.42
	Maximum	$5.75
25%	Environmental, Health, and Safety
	Greenhouse Gas Intensity Reduction (10%)
	Threshold	16%	15.1%	0x
	Target	18%
	Maximum	20%
	Safety Intensity Improvement (10%)
	Threshold	(15%)	(9.1%)	0.6x
	Target	15%
	Maximum	50%
	Employee DART (5%)
	Threshold	0.30	0.27	0.6x
	Target	0.15
	Maximum	0.00
20%	Recycle Ratio
	Threshold	4.32	3.42	0x
	Target	4.67
	Maximum	5.02
15%	Total Capex Per Mcfe ($/Mcfe)
	Threshold	$0.76	$0.738	0.7x
	Target	$0.71
	Maximum	$0.66
10%	Adjusted Gross G&A Expense Per Mcfe ($/Mcfe)
	Threshold	$0.13	$0.117	1.3x
	Target	$0.12
	Maximum	$0.11
	Total funded incentive performance pool 0.78

(1)
See Appendix A to this proxy statement for the definition and other important information regarding the calculation of the non-GAAP performance measures used in the Company’s 2022 STIP. As discussed in greater detail in Appendix A, for purposes of the 2022 STIP, Recycle Ratio was calculated using constant commodity prices, with commodity prices held constant for this metric to avoid the undue positive or negative effect of prices that are beyond the control of the NEOs and may be volatile. No such adjustment was applied in calculating Free Cash Flow per share. Free Cash Flow Per Share was calculated using the average of the shares outstanding at the end of each calendar month, adjusting for share repurchased (added back to outstanding) and shares issued in equity offerings or as consideration for acquisitions (subtracted from outstanding).

(2)
Funding multiple was determined based upon actual performance, as outlined in the following table:

Performance Metric Level of Achievement	Payout Factor Applied(a)
Threshold	0.5
Target	1.0
Maximum	2.0

(a)
Performance between stated levels is assessed based on linear interpolation in each case. Performance below the “threshold” level resulted in a zero payout for the applicable performance measure, as reflected in the table above.

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After determining the pool available for distribution, the Committee determined the value of each NEO’s award by multiplying his or her 2022 STIP target value by the 2022 STIP funding multiple of 0.78, which resulted in the following 2022 annual incentive awards:
Named Executive Officer	2022 Annual Incentive Award ($)
Toby Z. Rice	780,000
David M. Khani	421,200
Richard A. Duran	167,700
Lesley Evancho	167,310
William E. Jordan	280,800
2022 Long-Term Incentive Awards
Over the course of several meetings in late 2021 and early 2022, the Committee designed the 2022 LTIP to align the long-term incentive compensation opportunity of the Company’s NEOs with the interests of shareholders and achieve the following objectives:
■
drive appropriate performance by our NEOs, consistent with achieving our evolving business objectives;

■
be market competitive to allow us to attract and retain the highest-quality executive leadership;

■
be tax efficient;

■
minimize earnings volatility; and

■
achieve a portfolio approach to performance metrics.

The Committee’s considerations also included:
■
market data regarding the long-term incentive design for the Compensation Peer Group;

■
the appropriate way to incentivize NEOs toward the success of the Company;

■
existing long-term incentive programs and their combined influence on focusing NEO behavior on critical activities;

■
the availability of EQT shares under shareholder-approved plans;

■
the views shared by large shareholders; and

■
the views of proxy advisory services.

As a result of the Committee’s analysis, and taking into consideration advice from Meridian, the Committee designed the NEO award mix for the 2022 long-term incentive compensation program, as outlined below.
2022 Long-Term Incentive Award Mix
Percent of Awarded Value	Type of Award	Rationale and Description	Period
60%	Incentive PSUs
■
2022 Incentive PSUs directly link pay with an appropriate mix of absolute and relative total shareholder return (“TSR”) performance

■
Achievement of our Net Zero Goal by 2025 included as a performance payout modifier

■
2022 Incentive PSUs will be settled in shares of EQT common stock

■ Three-year performance period
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Percent of Awarded Value	Type of Award	Rationale and Description	Period
40%	Time-Based RSUs	■ RSU awards are a strong retention tool and align NEOs’ interests with the long-term interests of shareholders ■ RSUs granted in 2022 will be settled in shares of EQT common stock	■ RSUs granted in 2022 vest pro rata over a three-year period on each anniversary of the grant date
2022 Incentive Performance Share Units
In designing the 2022 Incentive PSU Program, the Committee determined to link the performance payout under the plan to TSR, based on a performance matrix that combines absolute and relative performance over a three-year performance period.
The Committee recognized that achieving strong absolute TSR goals is important to the Company’s shareholders. At the same time, the Committee desired to incentivize management to outperform the Company’s peers, on a relative basis, in TSR.
To align executive compensation with achieving these objectives, the Committee developed a performance matrix that evaluates both absolute and relative TSR performance in determining the performance payout factor under the program. The Committee believes that this approach is consistent with observed market trends and investor feedback within the industry. The Committee also believes that focusing our executive team on increasing both absolute and relative TSR aligns executive long-term incentive compensation opportunity with the interests of our shareholders.
2022 Performance Peer Group
The Committee designated a performance peer group (the “Performance Peer Group”) for purposes of evaluating the Company’s relative TSR performance. In selecting the Performance Peer Group, the Committee started with the Compensation Peer Group and discussed and implemented the following enhancements to establish a better measure of relative Company performance:
Enhancement	Rationale
Assign a weighting of “two times” to each of the seven Compensation Peer Group companies that had the highest percentage of dry gas reserves	The significant majority of EQT’s reserves are dry gas; independent E&P companies with similar operations share common business dynamics, making them better benchmarks against which to evaluate relative performance
Include the S&P 500 Index as a performance “peer”	Introduces a broad market “governor” for assessing EQT’s performance relative to the equity markets broadly
As a result, the Company’s Performance Peer Group for 2022 was as follows:
2022 Performance Peer Group(1)
Antero Resources Corporation (2x) APA Corporation Chesapeake Energy (2x) CNX Resources Corporation (2x) Continental Resources, Inc. Comstock Resources, Inc. (2x)	Coterra Energy, Inc. (2x) Devon Energy Corporation Diamondback Energy Marathon Oil Matador Resources Murphy Oil Corporation	Ovintiv Inc. PDC Energy Range Resources Corporation (2x) Southwestern Energy Company (2x) S&P 500 Index

(1)
Please refer to Appendix B for a comparison of certain financial and other metrics considered by the Committee in constructing the 2022 Performance Peer Group. As discussed above, peers with dry gas representing a higher percentage of reserves are weighted at 2x.

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Performance Matrix—Preliminary Payout Factor
Under the 2022 Incentive PSU Program, a preliminary payout factor (the “Preliminary Payout Factor”) will be determined based upon the Company’s absolute shareholder return and total shareholder return relative to the Company’s performance peer group over the three-year performance period of January 1, 2022 through December 31, 2024, as follows:
		Preliminary Payout Factor (2022 Incentive PSU Program)
Absolute TSR (CAGR)	15%	0.75x	1.00x	1.5x	1.75x	2.00x
	10%	0.50x	0.75x	1.25x	1.50x	1.75x
	5%	0.25x	0.50x	1.00x	1.25x	1.50x
	0%	0	0	0.75x	1.00x	1.25x
	(5%)	0	0	0.50x	0.75x	1.00x
		<25th percentile	25th percentile	50th percentile	75th percentile	≥90th percentile
		Relative TSR Percentile Ranking(1)

(1)
Relative TSR percentile ranking is determined by comparing the Company’s TSR over the three-year performance period against the TSR of the companies included in the Performance Peer Group.

Net Zero Performance Payout Modifier
In 2021, we announced our ambitious Net Zero Goal of achieving “net zero” greenhouse gas emissions from our existing production segment operations—on a Scope 1 and Scope 2 basis—by 2025.(1) As the end of the three-year performance period under our 2022 Incentive PSU Program aligned with the target date for reaching our Net Zero Goal, the Committee believed it was important to link long-term incentive performance under the 2022 Incentive PSU Program to the Company’s achievement of this significant environmental goal. Accordingly, the Committee determined to incorporate the Net Zero Goal performance payout modifier to our 2022 Incentive PSU Program.
Importantly, the Committee also desired to focus management on the way our Net Zero Goal is achieved, with a desire to prioritize environmentally responsible operations and carbon offset generation by the Company in reaching this goal. Accordingly, the Preliminary Payout Factor will be multiplied by a Net Zero Goal modifier amount, determined as follows:
Net Zero Benchmarks	Net Zero Modifier
The Net Zero Goal is either (i) not achieved or (ii) is achieved, with more than 350,000 metric tons of CO2 equivalent being offset by purchased credits	0.9x
The Net Zero Goal is achieved, with between 100,000 to 350,000 metric tons of CO2 equivalent being offset by purchased credits	1.0x
The Net Zero Goal is achieved, with less than 100,000 metric tons of CO2 equivalent being offset by purchased credits	1.1x
As a result, in the event our Net Zero Goal is either (i) not achieved or (ii) achieved through purchases of carbon credits that exceed the benchmark level set by the Committee, the Preliminary Payout Factor will be reduced by 10%, resulting in a reduced incentive payout. On the other hand, in the event our Net Zero Goal is achieved, with less than 100,000 metric tons of CO2 equivalent being offset by purchased credits, then the Preliminary Payout Factor will be increased by 10%, resulting in an increased incentive payout.
(1)
For this purpose, “net zero” means zero metric tons of CO2 equivalent on a Scope 1 and Scope 2 basis attributable to the Company’s then-owned production segment assets (i.e., production segment assets that were owned by the Company as of June 30, 2021) during the twelve-month period ending December 31, 2024, after adjusting for carbon offsets generated and carbon credits purchased during such twelve-month period ending December 31, 2024.

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The incentive program modifier also contains a cap on the cost for which the Company may generate carbon offsets that qualify in achieving the Net Zero Goal, with a requirement that the total incremental direct cost to the Company per metric ton of CO2 equivalent offsets generated must be less than 80% of the average price of carbon credits on a dollar per metric ton basis under the Regional Greenhouse Gas Initiative cap-and-trade system for the year ending December 31, 2024.
The Committee maintains discretion under the terms of the 2022 Incentive PSU Program to make appropriate adjustments to the determinations of performance measures.
NAMED EXECUTIVE OFFICERS’ 2022 LONG-TERM INCENTIVE AWARDS
Each NEO’s total 2022 target long-term incentive award value is presented below. The table also shows the number of RSUs and PSUs that were awarded based on the award target value. In establishing these target award values, the Committee utilized market data provided by Meridian and applied the principles for setting total direct compensation discussed above. The average closing price of the Company’s common stock on each trading day within the 30-calendar-day period preceding February 1, 2022 ($21.94), was used to determine the number of shares awarded to each NEO (i.e., for each NEO, the 2022 target long-term award dollar value shown in the table below was allocated 40% to time-based RSUs and 60% to PSUs, with each value then divided by $21.94 and rounded to the nearest 10 shares to determine the share amounts set forth below). For this reason, the grant date fair values of these awards shown in the compensation tables in the sections below are greater than the target award values.
The 2022 RSU awards were granted to our NEOs on February 4, 2022. These RSU awards vest pro rata over a three-year period on each anniversary of the date of grant.
Named Executive Officer	Total 2022 LTIP Award Value ($)	2022 Time-Based RSUs (40%) (#)	2022 Incentive PSU Program (60%) (#)
Toby Z. Rice	9,000,000	164,090	246,130
David M. Khani	2,500,000	45,580	68,370
Richard A. Duran	1,000,000	18,240	27,350
Lesley Evancho	1,014,000	18,490	27,740
William E. Jordan	2,000,000	36,470	54,700
CERTIFICATION OF PERFORMANCE UNDER PREVIOUSLY AWARDED LONG-TERM INCENTIVE PROGRAMS
The performance period for the PSUs awarded under the 2020 Incentive PSU Program ended December 31, 2022. In early 2023, the Committee certified the Company’s actual performance against the performance measures for the 2020 Incentive PSU Program. The payout for the 2020 Incentive PSU Program was calculated using a payout multiple of 1.3x based upon the Company’s total shareholder return performance, relative to the Company’s 2020 performance peer group, over the three-year performance period commencing January 1, 2020, and the Company having satisfied the adjusted well cost and adjusted free cash flow performance vesting conditions. Each of the NEOs participated in the 2020 Incentive PSU Program. Please refer to the Company’s definitive proxy statement on Schedule 14A filed on February 24, 2021, for additional information regarding the 2020 Incentive PSU Program.
Other Compensation Components
HEALTH AND WELFARE BENEFITS
The NEOs participate in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. The same contribution amounts, deductibles, and plan design provisions are generally applicable to all employees.
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RETIREMENT PROGRAMS
The NEOs participate in the same defined contribution 401(k) plan as other EQT employees and on the same terms as other employees. The Company does not have any defined benefit retirement plans, supplemental executive retirement plans, or deferred compensation obligations to any employees.
PERQUISITES
The Company follows an approach of limiting the perquisites that are available to our executives.
Executive Severance Plan
In May 2020, the Committee approved the EQT Corporation Executive Severance Plan (the “Severance Plan”), which provides benefits to eligible participating executives upon a qualifying termination of employment. The Committee adopted the Severance Plan to transition away from the Company’s legacy approach of entering into individual severance agreements with executives and certain other key employees to a consolidated executive severance plan, which the Committee views as a best practice. The severance benefits provided under the Severance Plan are generally consistent with or, with respect to certain provisions, less favorable to the individual executive than those provided under the prior individual severance arrangements.
The Committee believes that the Severance Plan supports the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection in the event that he or she experiences an involuntary termination of employment without cause during the term of the Severance Plan.
Upon execution of a participation agreement by an eligible participating executive, the Severance Plan replaces and supersedes any previously existing individual severance arrangement between the Company and the participating executive. Accordingly, no participants in the Severance Plan are party to individual severance-related agreements with the Company.
See “Potential Payments Upon Termination or Change of Control” below for more information regarding the Company’s Severance Plan, individual severance arrangements, and change of control provisions under the EQT Corporation 2020 Long-Term Incentive Plan (the “2020 LTIP”), including the value of the benefits provided in various circumstances under the plan.
Excise Tax Provisions
If any compensation to a NEO is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. Agreements with the executives contain a “best net” provision, pursuant to which any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax, unless the executive would have a more favorable after-tax result by receiving the unreduced payments and paying the excise tax, without a reimbursement or gross-up from the Company. Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments,” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.
Equity Ownership Guidelines
We have adopted Equity Ownership Guidelines to further ensure commonality of interest between our NEOs and shareholders. By encouraging NEOs to accumulate and hold a minimum level of ownership,
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our executive compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to appreciation of vested awards.
Our equity ownership requirements for our CEO	8 times base salary
Our equity ownership requirements for all other NEOs	3 times base salary
Each of our NEOs owns qualifying holdings of EQT stock well in excess of the level of equity ownership contemplated by the Company’s Equity Ownership Guidelines. In the case of our CEO, whose base salary for 2022 was $1, we note that the value of Mr. Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $28,386,347, which amount is well in excess of 8x the median base salary for CEOs in the Company’s Compensation Peer Group. As of December 31, 2022, our NEOs’ holdings relative to their equity ownership guidelines were as set forth below:
Name	Ownership Guidelines (multiple of Base Salary)		Actual Multiple of Base Salary Owned	Value Required by Ownership Guidelines ($)	Aggregate Qualifying Value Owned ($)
Toby Z. Rice	• • • • • • • •	8x	*	*	28,386,347
David M. Khani	• • •	3x	12.7x	1,620,000	6,863,836
Richard A. Duran	• • •	3x	11.4x	1,140,000	4,321,106
Lesley Evancho	• • •	3x	12.6x	936,000	3,927,156
William E. Jordan	• • •	3x	22.4x	1,350,000	10,086,854

*
The value of Mr. Toby Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $28,386,347, which amount significantly exceeds the 8x multiple of his current base salary of  $1. This amount also exceeds 8x the median base salary for CEOs in the Company’s compensation peer group.

Qualifying holdings include EQT stock owned directly, time-based RSUs, and performance-based awards for which only a service condition remains (other performance-based awards or options are not counted). The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds, and NEOs are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (e.g., through the exercise of options or the vesting of RSUs) must be retained if a NEO has not satisfied the NEO’s ownership target. A NEO’s failure to meet the Equity Ownership Guidelines may influence a NEO’s mix of cash and non-cash compensation.
Clawback Policy
The Company has historically maintained a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company, where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.
In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. The Company intends to monitor the development of NYSE’s final listing standards and plans to amend its existing compensation recoupment policy, as appropriate, in accordance with requirements of NYSE’s final listing standards.
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Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the proxy statement for EQT Corporation’s 2023 Annual Meeting of Shareholders.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.
Hallie A. Vanderhider, Chair
Lydia I. Beebe
Kathryn J. Jackson, Ph.D.
James T. McManus II
Anita M. Powers
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Compensation Policies and Practices and Risk Management

Risk Management Assessment
Members of the Company’s senior management, with the assistance of the Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment were presented to the Committee. Based on the assessment, the Company and the Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Important factors taken into consideration include, but are not limited to, the following:
■
the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

■
the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress toward longer-term goals;

■
the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

■
the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

■
the Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

■
the Company’s equity ownership guidelines require executives to hold a meaningful equity interest, linking their interests to the interests of shareholders;

■
the Company may recoup certain annual and long-term incentive compensation paid to the covered individuals in certain circumstances pursuant to the Company’s clawback policy; and

■
the Company prohibits the hedging and pledging of EQT securities by executive officers and directors.

The Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
Prohibition on Hedging and Pledging of EQT Securities
Under the Company’s Corporate Stock Trading Policy, no officer, director, or employee may, directly or indirectly, engage in any short-sale or hedging transaction involving, or purchase or sell options in, EQT securities. The Company also prohibits the pledging of EQT securities by executive officers.
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Compensation Tables

The following tables contain information concerning the compensation of our named executive officers. References to named executive officers in this “Compensation Tables” section are to the five individuals included in the tables below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Toby Z. Rice President and Chief Executive Officer	2022	1	―	10,820,736	―	780,000	―	11,600,737
	2021	1	―	15,119,762	―	1,800,000	―	16,919,763
	2020	1	―	4,516,514(5)	1,610,000	1,400,000	―	7,526,515
David M. Khani Chief Financial Officer	2022	540,000	―	3,005,765	―	421,200	27,450	3,994,415
	2021	539,999	―	4,199,938	―	972,000	26,100	5,738,037
	2020	510,922	2,000,000	1,342,273	―	756,000	24,653	4,633,848
Richard A. Duran Chief Information Officer	2022	380,000	―	1,202,536	―	167,700	27,000	1,777,236
	2021	380,000	―	1,680,156	―	387,000	26,100	2,473,256
	2020	379,999	―	536,921	―	301,000	126,228	1,344,148
Lesley Evancho Chief Human Resources Officer	2022	312,000	―	1,219,468	―	167,310	27,000	1,725,778
	2021	312,000	―	1,703,643	―	386,100	26,100	2,427,843
	2020	312,000	―	544,468	―	300,300	25,650	1,182,418
William E. Jordan Executive Vice President, General Counsel and Corporate Secretary	2022	450,000	―	2,404,859	―	280,800	18,300	3,153,959
	2021	450,000	―	3,360,148	―	648,000	17,400	4,475,548
	2020	450,000	―	3,073,860(6)	―	504,000	37,385	4,065,245

(1)
The amounts reported in these columns reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)
The amounts for 2022 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 12 to EQT’s Consolidated Financial Statements, which is included in our 2022 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target, excluding the impact of estimated forfeitures. Assuming that the highest level of performance conditions are achieved, the grant date fair values of the awards granted in 2022 would be: $19,601,633 for Mr. Rice; $5,444,922 for Mr. Khani; $2,178,271 for Mr. Duran; $2,209,116 for Ms. Evancho; and $4,356,328 for Mr. Jordan.

(3)
The amounts for 2022 reflect the dollar value of annual incentive compensation earned under the 2022 STIP, which amounts were paid in cash in the first quarter of 2023.

(4)
The amounts for 2022 represent the dollar value of the Company’s contributions to the 401(k) plan.

(5)
The amount in the Stock Awards column for 2020 for Mr. Rice includes the grant date fair value of the 366,972 PSUs ($2,007,337) granted to Mr. Rice in February 2020 for his service as President and CEO in 2019.

(6)
The amount in the Stock Awards column for 2020 for Mr. Jordan includes the grant date fair value of the 219,060 RSUs ($2,000,018) granted to Mr. Jordan in January 2020 as a signing bonus in connection with his employment offer letter.

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2022 Grants of Plan-Based Awards Table
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Target (#)	Maximum (#)
Toby Z. Rice	STIP	—	—	1,000,000	—	—	—	—
	PSU	2/4/22	2/2/22	—	246,130	541,486	—	7,317,414
	RSU	2/4/22	2/2/22	—	—	—	164,090	3,503,322
David M. Khani	STIP	—	—	540,000	—	—	—	—
	PSU	2/4/22	2/2/22	—	68,370	150,414	—	2,032,632
	RSU	2/4/22	2/2/22	—	—	—	45,580	973,133
Richard A. Duran	STIP	—	—	215,000	—	—	—	—
	PSU	2/4/22	2/2/22	—	27,350	60,170	—	813,112
	RSU	2/4/22	2/2/22	—	—	—	18,240	389,424
Lesley Evancho	STIP	—	—	214,500	—	—	—	—
	PSU	2/4/22	2/2/22	—	27,740	61,028	—	824,707
	RSU	2/4/22	2/2/22	—	—	—	18,490	394,762
William E. Jordan	STIP	—	—	360,000	—	—	—	—
	PSU	2/4/22	2/2/22	—	54,700	120,340	—	1,626,224
	RSU	2/4/22	2/2/22	—	—	—	36,470	778,635

(1)
Type of Award:

STIP	=	2022 STIP
PSU	=	2022 Incentive PSU Program Awards
RSU	=	2022 Restricted Stock Unit Awards

(2)
These columns reflect the annual incentive award target amounts payable under the 2022 STIP. Awards with respect to the 2022 STIP were paid in cash in the first quarter of 2023. The target amounts reflected in the table represent the target 2022 annual incentive awards under the 2022 STIP, as approved by the Committee in February 2022. Performance results below specified levels would have resulted in zero payout under the 2022 STIP; there was no maximum individual award. See the section titled “Annual Incentives” in the CD&A for further discussion of the 2022 STIP.

(3)
These columns reflect the target and maximum number of units payable under the 2022 Incentive PSU Program granted to the named executive officers on February 4, 2022. The base payout factor for the 2022 Incentive PSU Program is based on TSR, as measured based on a matrix of absolute TSR performance and relative TSR performance compared to the TSR of the Performance Peer Group, in each case, over the performance period beginning on January 1, 2022 and ending on December 31, 2024. After determining the base payout factor based on TSR, the factor is then modified to reflect the Company’s achievement of the Net Zero Goal. Refer to the CD&A for additional information regarding the TSR base payout factor and the Net Zero Goal performance modifier. As there is no guaranteed minimum payout for these awards and the Committee has discretion to decrease any award otherwise payable, we have not included a threshold amount. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 220% of the grant. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Committee. Grant date values are determined in accordance with ASC Topic 718.

(4)
This column reflects the number of time-based RSUs granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “2022 Long-Term Incentive Awards” in the CD&A for further discussion of these awards.

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Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Toby Z. Rice	666,667	333,333	10.00	2/27/27	―	―	465,394	15,744,272
	―	―	―	―	―	―	372,314	12,595,389
	―	―	―	―	191,582	6,481,229	431,055	14,582,593
	―	―	―	―	166,479	5,631,976	249,713	8,447,792
David M. Khani	―	―	―	―	31,029	1,049,713	139,623	4,723,460
	―	―	―	―	53,217	1,800,329	119,738	4,050,739
	―	―	―	―	46,244	1,564,419	69,365	2,346,628
Richard A. Duran	―	―	―	―	12,412	419,896	55,851	1,889,453
	―	―	―	―	21,292	720,315	47,897	1,620,364
	―	―	―	―	18,506	626,042	27,748	938,720
Lesley Evancho	―	―	―	―	12,587	428,828	56,633	1,915,881
	―	―	―	―	21,590	730,382	48,567	1,643,017
	―	―	―	―	18,759	634,623	28,144	952,106
William E. Jordan	―	―	―	―	24,823	839,757	111,703	3,778,905
	―	―	―	―	42,578	1,440,400	95,795	3,240,729
	―	―	―	―	37,001	1,251,741	55,496	1,877,440

(1)
This column reflects (a) the unvested portion of the 2020 RSU awards granted on February 25, 2020 to Ms. Evancho and Messrs. Khani, Duran, and Jordan, two-thirds of which vested on February 25, 2021 and February 25, 2022, respectively, with the remaining one-third vesting on February 25, 2023; (b) the 2021 RSU awards granted on February 10, 2021 to each named executive officer, one-third of which vested on February 10, 2022 with the remaining two-thirds vesting on February 10, 2023 and February 10, 2024, respectively; and (c) the 2022 RSU awards granted on February 4, 2022 to each named executive officer, which vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)
This column reflects the market value of RSUs that have not vested, as determined by multiplying the number of shares or units as shown in the column to the left by $33.83, the closing price of the Company’s common stock on December 30, 2022.

(3)
This column reflects unvested PSUs as of December 31, 2022, which were granted pursuant to the 2020 Incentive PSU Program, the 2021 Incentive PSU Program, and the 2022 Incentive PSU Program (in each case, including accrued dividends). Awards under the 2021 and 2022 Incentive PSU Programs do not vest until payment following the end of the respective performance periods, which is expected to occur in the first quarter of 2024 and 2025, respectively. Awards under the 2020 Incentive PSU Program will vest upon payment, which is expected to occur in the first quarter of 2023.

(4)
This column reflects the payout values at December 31, 2022 of unearned 2020 PSUs, unearned 2021 PSUs, and unearned 2022 PSUs, respectively. The payout values were determined by multiplying the number of units as shown in the column to the left by $33.83, the closing price of the Company’s common stock on December 30, 2022. The actual payout values under the programs depend upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

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Option Exercised and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Toby Z. Rice	94,416	2,045,995
David M. Khani	56,966	1,267,950
Richard A. Duran	103,899	3,861,636
Lesley Evancho	105,356	3,915,750
William E. Jordan	119,516	3,569,823

(1)
Amounts in this column represent the aggregate number of RSUs that vested in accordance with the terms of their respective award agreements. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows: Mr. Rice—41,389 shares; Mr. Khani—21,142 shares; Mr. Duran—37,281 shares; Ms. Evancho—42,207 shares; and Mr. Jordan—44,053.

(2)
Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation
The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.
Potential Payments upon Termination or Change of Control
The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2020 LTIP, the EQT Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), and Severance Plan, as well as the forms of our Incentive PSU Program, Restricted Stock Unit Award Agreement, Stock Option Participant Award Agreement, and Short-Term Incentive Plan, and other written agreements described below, have been filed with the SEC as exhibits to, or incorporated by reference in, our 2022 Annual Report.
Payments Pursuant to Executive Severance Plan
As discussed in the CD&A, the Company established the Severance Plan on May 19, 2020 for the purpose of providing severance benefits to executive officers and other qualifying officers of the Company who are terminated from employment. The Severance Plan is intended to replace the existing legacy form of confidentiality, non-solicitation and non-competition agreements with individual officers, which individual agreements previously served as the vehicle for establishing severance arrangements.
Messrs. Rice and Jordan and Ms. Evancho participate in the Severance Plan and are referred to in this discussion, collectively, as the participating named executive officers.
By accepting the Company’s offer to participate in the Severance Plan, each participating named executive officer agreed, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months for Mr. Rice and 12 months for other participating named executive officers);

■
Restrictions on customer solicitation (24 months for Mr. Rice and 12 months for other participating named executive officers); and

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■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (24 months for Mr. Rice and 12 months for other participating named executive officers).

Severance Benefits Under the Severance Plan
Under the Severance Plan, participating named executive officers are eligible to receive the following severance benefits upon a termination of employment (i) by the Company other than for “cause,” “disability,” or death, or (ii) by the participant with “good reason” (in each case, as defined in the Severance Plan):
■
A lump-sum cash payment equal to the amount of any unpaid annual cash bonus for the calendar year before the year in which the participant’s termination of employment occurs, payable based on actual performance when annual bonuses are paid in the ordinary course (the “Unpaid Prior Year Bonus”);

■
A cash severance payment equal to two times (for the Company’s CEO) or one times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid in equal installments over a period of 24 months (for the Company’s CEO) or 12 months (for the other participating NEOs) following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 18 and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of a prorated portion of all outstanding time-vesting, long-term incentive awards and continued vesting of a prorated portion of all outstanding performance-vesting awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

Termination in Connection with Change in Control
The Severance Plan provides for modified severance to participating named executive officers in the event of a termination of employment by the Company without “cause” or by the participant for “good reason” within the two-year period commencing on a change in control (as defined in the 2020 LTIP), as follows:
■
Payment of the Unpaid Prior Year Bonus;

■
A cash severance payment equal to three times (for the Company’s CEO) or two times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid within 60 days following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 24 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

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■
Accelerated vesting of all outstanding time-vestinglong-term incentive awards and continued vesting of all outstanding performance-vesting awards remaining outstanding through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

“Cause” is defined as the executive officer’s: (i) conviction of a felony, a crime of moral turpitude, or fraud, or the executive officer having committed fraud, misappropriation, or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.
“Good reason” is defined as the executive officer’s resignation within 90 days after: (i) a reduction in the executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly-situated employees); (ii) a reduction in the executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly-situated employees); (iii) a significant diminution in the executive officer’s job responsibilities, duties, or authority; (iv) a change in the geographic location of the executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the Severance Plan.
Receipt of these benefits is subject to the participating named executive officer executing and not revoking a release of claims in favor of the Company and his or her continued compliance with certain restrictive covenants.
The Severance Plan does not provide for any tax gross-ups. In the event the executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Written Agreements with Other Named Executive Officers
Confidentiality, Non-Solicitation and Non-Competition Agreements
In connection with their appointments as executive officers, the Company entered into the standard, legacy form of executive officer Confidentiality, Non-Solicitation and Non-Competition Agreements with each of Messrs. Duran and Khani. Accordingly, Messrs. Duran and Khani do not participate in the Severance Plan.
In each respective Confidentiality, Non-Solicitation and Non-Competition Agreement, Messrs. Duran and Khani agree, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months);

■
Restrictions on customer solicitation (24 months); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (36 months).

The Confidentiality, Non-Solicitation and Non-Competition Agreements provide for severance benefits to Messrs. Duran and Khani in the event of a termination of employment by the Company without “cause” or by Messrs. Duran and Khani, as applicable, for “good reason” (with the definitions of these terms being the same as under the Severance Plan described above), regardless of whether that termination occurs before or after a change of control. In such an event, Messrs. Duran and Khani would be entitled to receive the following severance benefits:
■
Severance payment.   A lump-sum cash severance payment equal to the sum of the following amounts:

■
24 months of base salary;

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■
two times the average annual incentive earned for the three full years prior to the named executive officer’s termination, with appropriate accommodations for named executive officers with shorter tenure; and

■
$25,000.

■
Benefits payment.   A lump-sum cash payment equal to the monthly COBRA rate for family coverage, multiplied by 12.

■
Vesting of time-based equity awards.   Stock options, restricted stock units, and other stock awards with time-based vesting restrictions will become immediately vested and exercisable in full and any restrictions on such awards shall lapse.

■
Vesting of performance-based equity awards.   Generally, performance-based equity awards will remain outstanding and will be earned, if at all, based on actual performance through the end of the performance period as if the named executive officer’s employment had not been terminated.

The named executive officer must execute and deliver to the Company a general release of claims to receive severance benefits under a Confidentiality, Non-Solicitation and Non-Competition Agreement.
The agreements do not provide for any tax gross-ups. In the event the named executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Payments Pursuant to Company Plans
Awards granted under the 2020 LTIP and 2019 LTIP provide that a participant would be entitled to the benefits described in the termination scenarios set forth below.
Termination for “Good Reason” or Without “Cause”
Upon termination for “good reason” or without “cause,” all outstanding awards under the 2020 LTIP and 2019 LTIP would vest as, and to the extent required by, the Severance Plan, in the case of Messrs. Rice and Jordan and Ms. Evancho, or the Confidentiality, Non-Solicitation and Non-Competition Agreements, in the case of Messrs. Duran and Khani. “Good reason” and “cause” have the meanings set forth above.
Voluntary Termination for Any Reason Other Than Good Reason
Generally, upon a voluntary termination of employment for any reason other than “good reason,” all unvested options, restricted stock units, and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options. If, following a voluntary termination (other than for “good reason”), the participant remains on the Board, then the participant’s awarded equity will continue to vest for so long as the participant remains on the Board.
Termination for “Cause”
Upon termination of employment for “cause,” all unvested options, restricted stock units, and performance awards, and all unexercised vested options, are forfeited.
Termination Resulting from Death or Disability
Upon a participant’s death, (i) 100% of the participant’s unvested 2022 RSUs, 2021 RSUs, and 2020 RSUs would vest and (ii) 100% of the participant’s 2022 PSUs, 2021 PSUs, and 2020 PSUs would vest, with payment contingent upon achievement of the performance conditions.
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A participant who becomes disabled before payment of the 2022 PSUs, 2021 PSUs, and 2020 PSUs may receive payment for a pro rata portion of the participant’s awarded performance share units, based on the number of calendar days during the three-year performance period that the participant served prior to the termination resulting from disability.
Change of Control Under the 2020 LTIP
In 2020, the Company adopted, and the Company’s shareholders approved, the 2020 LTIP. While the 2020 LTIP replaced the 2019 LTIP, the awards outstanding under the 2019 LTIP remain subject to the terms and conditions of the 2019 LTIP. Each of these plans provides, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2020 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes that “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.
In the event of a change of control of the Company, the treatment of awards outstanding under the 2020 LTIP and the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for “good reason” within two years after the qualifying change of control, then, upon such termination or resignation:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards will be paid on such basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment under the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and such awards shall be paid on such basis.

Each of the 2020 LTIP and the 2019 LTIP define “change of control” to mean, generally, any of the following events:
■
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

■
the acquisition by a person or group of beneficial ownership of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

■
the termination of the Company’s business and the liquidation of the Company;

■
the consummation of a merger, consolidation, reorganization, share exchange, or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no

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person beneficially owns 20% or more of the resulting entity’s voting securities, and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and
■
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General
Except as discussed above, under the 2020 LTIP and the 2019 LTIP, a participant has no rights with respect to outstanding PSUs or RSUs prior to payment.
Short-Term Incentive Plan
The 2022 STIP contains guidelines to determine awards when a participant’s status changes during the year. The guidelines provide for no payment in the case of a participant who is terminated for “cause,” which has a meaning substantially the same as under the Severance Plan. A participant may be considered for a pro rata payment in the event of termination due to death or disability, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Committee’s discretion to pay a lesser amount.
Under the terms of the 2022 STIP, in the event of a change of control (as defined in the 2020 LTIP), the plan year will automatically end, the performance goals shall be deemed to have been achieved for the pro rata portion of the calendar year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels, and incentive awards will be paid to the participants, subject to terms of the 2022 STIP and the Committee’s discretion to pay a lesser amount.
Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2022
The tables below reflect the amount of compensation payable to each named executive officer upon a hypothetical termination of employment or change of control on December 31, 2022.
For purposes of the analysis, the Company has assumed that:
■
any amount payable in the discretion of the Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting benefits and perquisites will be paid at market rates. These assumptions are not intended to be suggestive of the decisions that the Committee would make in any actual circumstance;

■
each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with the applicable covenants;

■
no named executive officer will remain on the Board following termination of employment; and

■
in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2020 LTIP or the 2019 LTIP and, therefore, such awards accelerate and pay out upon the change of control. Under the terms of each of the 2020 LTIP and the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.

The closing price of the Company’s common stock on December 30, 2022 ($33.83 per share) is used where payment amounts or values are dependent upon the Company’s stock price.
The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.
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For the purposes of the tables below, “good reason” is defined in the Severance Plan or in the named executive officer’s Confidentiality, Non-Solicitation and Non-Competition Agreement, as applicable. In all cases, “termination by executive without good reason” includes retirement.
The discussion above and the tables below do not address:
■
Vested Company distributions and retirement matches to the 401(k) plan;

■
Distributions of amounts invested in the Company’s employee stock purchase plan;

■
Life insurance in an amount equal to one-times base salary;

■
Potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions” under “Agreements with the Named Executive Officers”);

■
Payments under the Company’s long-term disability insurance policy; or

■
Similar payments.

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.
Toby Z. Rice
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	3,614,557	―	3,614,557	―	4,246,076	―	―
Short-Term Incentive(2)	―	―	―	―	1,000,000	1,000,000	1,000,000
Long-Term Incentive(3)	52,042,769	―	52,042,769	―	71,424,881	71,424,881	40,876,191
Total	55,657,326	―	55,657,326	―	76,670,957	72,424,881	41,876,191
David M. Khani
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	2,640,038	―	2,640,038	―	2,640,038	―	―
Short-Term Incentive(2)	―	―	―	―	540,000	540,000	540,000
Long-Term Incentive(3)	15,535,277	―	15,535,277	―	15,535,277	15,535,277	8,206,143
Total	18,175,315	―	18,175,315	―	18,715,315	16,075,277	8,746,143
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Richard A. Duran
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	1,410,038	―	1,410,038	―	1,410,038	―	―
Short-Term Incentive(2)	―	―	―	―	215,000	215,000	215,000
Long-Term Incentive(3)	6,214,774	―	6,214,774	―	6,214,774	6,214,774	3,282,581
Total	7,624,812	―	7,624,812	―	7,839,812	6,429,774	3,497,581
Lesley Evancho
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	814,167	―	814,167	―	1,270,676	―	―
Short-Term Incentive(2)	―	―	―	―	214,500	214,500	214,500
Long-Term Incentive(3)	4,205,528	―	4,205,528	―	6,285,851	6,285,851	3,328,613
Total	5,019,695	―	5,019,695	―	7,771,027	6,500,351	3,543,113
William E. Jordan
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,269,357	―	1,269,357	―	1,954,076	―	―
Short-Term Incentive(2)	―	―	―	―	360,000	360,000	360,000
Long-Term Incentive(3)	8,294,659	―	8,294,659	―	12,429,007	12,429,007	6,565,219
Total	9,564,016	―	9,564,016	―	14,743,083	12,789,007	6,925,219
The following footnotes are applicable to each of the preceding tables:
(1)
For Termination upon Change of Control, we have assumed a change of control of the Company and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date.

(2)
Amounts shown as payable under Short-Term Incentive for Termination upon Change of Control reflect the automatic termination of the 2022 STIP plan year at year-end as a result of the occurrence of the change of control, with the payout amounts assumed to be at target (see discussion above for additional details). With respect to amounts shown as payable under Short-Term Incentive for death or disability, under the 2022 STIP, a NEO whose employment terminated by reason of death or long-term disability during the plan year may be eligible for payment of a prorated amount of their annual incentive award under the 2022 STIP based on the

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NEO’s active service during the plan year and contingent upon satisfaction of the performance criteria contained in the 2022 STIP. The table above assumes payment of the amount of each NEO’s target annual incentive award for 2022 in the event of termination of employment on December 31, 2022 due to death or disability.
(3)
Long-Term Incentive reflects the value of stock payments a NEO would be entitled to receive under outstanding long-term incentive programs (with outstanding incentive performance share units valued at target) under each of the various termination scenarios. In accordance with SEC rules, the value of any vested but unexercised options is not reflected in the table for Mr. Rice above.

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The following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), Mr. Toby Z. Rice, and (ii) the Company’s NEOs other than Mr. Rice, on an average basis.
The methodology for calculating amounts presented in the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during 2022 to Company performance is also presented below.
We have identified free cash flow(1) as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link CAP to our performance. We believe that our ability to grow our free cash flow is important to our shareholders, as increased free cash flow supports our ability to pay regular quarterly dividends, reduce our outstanding indebtedness, and engage in share repurchases, among other benefits. Free cash flow, measured on a per share basis, is the most heavily weighted performance measure under our 2022 STIP, with Company performance on this measure driving 30% of the plan funding for the 2022 STIP, as described in greater detail in our Compensation Discussion and Analysis.
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important information regarding, this non-GAAP financial measure.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(8) ($ thousands)	Free Cash Flow(9) ($ millions)
					Total Shareholder Return	Peer Group Total Shareholder Return(7)
2022	$11,600,737	$46,062,802(1)	$2,662,847	$8,559,063(4)	$317.08	$223.41	$1,770,965	$1,939
2021	$16,919,763	$37,208,460(2)	$3,778,671	$6,869,438(5)	$201.20	$146.75	$(1,142,747)	$935
2020	$7,526,515	$21,609,213(3)	$3,025,725	$5,205,481(6)	$117.25	$66.66	$(958,799)	$325
(1)
PEO CAP for 2022 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2022, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2022 (the “Grant Date Fair Value—2022 Equity Grants”), plus (iii) the fair value at year-end 2022 of the equity awards granted to Mr. Rice in 2022 (the “Fair Value at Year-end—2022 Equity Grants”), plus (iv) for the portion of the equity awards granted to Mr. Rice prior to 2022 that remained outstanding and unvested at year-end 2022, the amount by which the fair value at year-end 2022 exceeded the fair value at year-end 2021 (the “Increase in Fair Value at Year-end—Unvested Portions of Pre-2022 Equity Grants”), plus (v) for the one-third tranche of Mr. Rice’s 2020 Stock Option Award that vested in 2022, the amount equal to the increase in fair value at the vesting date, as compared to the fair value at year-end 2021 (the “Increase in Fair Value at Vesting Date—2020 Stock Option Award”), minus (vi) for the one-third tranche of Mr. Rice’s 2021 RSU award that vested in 2022, the amount of the decrease in fair value at the vesting date, as compared to the fair value at year-end 2021 (the “Decrease in Fair Value at Vesting Date—2021 RSU Award”).

(i) 2022 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2022 Equity Grants		plus, (iii) Fair Value at Year-end—2022 Equity Grants		plus, (iv) Increase in Fair Value at Year-end—Unvested Portions of Pre-2022 Equity Grants			plus, (v) Increase in Fair Value at Vesting Date— 2020 Stock Option Award	minus, (vi) Decrease in Fair Value at Vesting Date— 2021 RSU Award	2022 CAP to PEO
	2022 Incentive PSU Award	2022 RSU Awards	2022 Incentive PSU Award	2022 RSU Awards	2020 Stock Option Award	2021 RSU Award	2020 and 2021 Incentive PSU Awards
$11,600,737	$(7,317,414)	$(3,503,322)	$12,942,627	$5,631,976	$3,749,833	$2,362,774	$20,352,809	$256,000	$(13,218)	$46,062,802
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(2)
PEO CAP for 2021 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2021, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2021 (the “Grant Date Fair Value—2021 Equity Grants”), plus (iii) the fair value at year-end 2021 of the equity awards granted to Mr. Rice in 2021 (the “Fair Value at Year-end—2021 Equity Grants”), plus (iv) for the portion of the equity awards granted to Mr. Rice prior to 2021 that remained outstanding and unvested at year-end 2021, the amount by which the fair value at year-end 2021 exceeded the fair value at year-end 2020 (the “Increase in Fair Value at Year-end—Unvested Portions of Pre-2021 Equity Grants”), plus (v) for the one-third tranche of Mr. Rice’s 2020 stock option award that vested in 2021, the amount by which the fair value at the vesting date exceeded the fair value at year-end 2020 (the “Increase in Fair Value at Vesting Date—2020 Stock Option Award”).

(i) 2021 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2021 Equity Grants		plus, (iii) Fair Value at Year-end—2021 Equity Grants		plus, (iv) Increase in Fair Value at Year-end—Unvested Portions of Pre-2021 Equity Grants		plus, (v) Increase in Fair Value at Vesting Date— 2020 Stock Option Award	2021 CAP to PEO
	2021 Incentive PSU Award	2021 RSU Awards	2021 Incentive PSU Award	2021 RSU Awards	2020 Stock Option Award	2020 Incentive PSU Award
$16,919,763	$(10,460,299)	$(4,659,463)	$13,519,363	$6,177,682	$4,250,467	$10,056,880	$1,404,067	$37,208,460

(3)
PEO CAP for 2020 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2020, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2020 (the “Grant Date Fair Value—2020 Equity Grants”), plus (iii) the fair value at year-end 2020 of the equity awards granted to Mr. Rice in 2020 (the “Year-end Fair Value—2020 Equity Grants”).

(i) 2020 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2020 Equity Grants		plus, (iii) Year-End Fair Value—2020 Equity Grants		2020 CAP to PEO
	2020 Incentive PSU Awards	2020 Stock Option Award	2020 Incentive PSU Award	2020 Stock Option Award
$7,526,515	$(4,516,514)	$(1,610,000)	$13,995,412	$6,213,800	$21,609,213

(4)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2022 was calculated as follows: (i) the average of the 2022 Summary Compensation Table Total for each of Messrs. Duran, Khani, and Jordan and Ms. Evancho (our “2022 Non-PEO NEOs”), minus (ii) the average of the grant date fair values of the equity awards granted in 2022 to the 2022 Non-PEO NEOs (“Average Grant Date Fair Value—2022 Equity Grants”), plus (iii) the average of the fair values at year-end 2022 of the equity awards granted in 2022 to the 2022 Non-PEO NEOs which remained outstanding and unvested at year-end 2022 (“Average Fair Value at Year-end—2022 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2022 to the 2022 Non-PEO NEOs that remained outstanding and unvested at year-end 2022, the amount by which the average of the fair values at year-end 2022 of such unvested awards exceeded the average of the fair values at year-end 2021 of such unvested awards (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2022 Equity Grants”), plus (v) for any portion of the equity awards granted prior to 2022 to the 2022 Non-PEO NEOs that vested in 2022, the amount by which the average of the fair values at the vesting date exceeded the average of the fair values at year-end 2021 (“Average Increase in Fair Value at Vesting Date—Portions of Pre-2022 Equity Grants that Vested in 2022”).

(i) Average 2022 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2022 Equity Grants		plus, (iii) Average Fair Value at Year-end—2022 Equity Grants		plus, (iv) Average Increase in Fair Value at Year-end— Unvested Portions of Pre-2022 Equity Grants		plus, (v) Average Increase in Fair Value at Vesting Date— Portions of Pre-2022 Equity Grants that Vested in 2022		Average 2022 CAP to Non-PEO NEOs
	2022 Incentive PSU Award	2022 RSU Awards	2022 Incentive PSU Award	2022 RSU Awards	2020 and 2021 Incentive PSU Awards	2020 and 2021 RSU Awards	2020 and 2021 RSU Awards	2019 RSAs
$2,662,847	$(1,324,169)	$(633,989)	$2,342,115	$1,019,206	$2,757,189	$679,389	$248,625	$807,850	$8,559,063
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(5)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2021 was calculated as follows: (i) the average of the 2021 Summary Compensation Table Total for each of Messrs. Duran, Khani, and Jordan and Ms. Evancho (our “2021 Non-PEO NEOs”) , minus (ii) the average of the grant date fair values of the equity awards granted in 2021 to the 2021 Non-PEO NEOs (“Average Grant Date Fair Value—2021 Equity Grants”), plus (iii) the average of the fair values at year-end 2021 of the equity awards granted in 2021 to the 2021 Non-PEO NEOs which remained outstanding and unvested at year-end 2021 (“Average Fair Value at Year-end—2021 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2021 to the 2021 Non-PEO NEOs that remained outstanding and unvested at year-end 2021, the amount by which the average of the fair values at year-end 2021 of such unvested awards exceeded the average of the fair values at year-end 2020 of such unvested awards (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2021 Equity Grants”), plus (v) for any portion of the equity awards granted prior to 2021 to the 2021 Non-PEO NEOs that vested in 2021, the amount by which the average of the fair values at the vesting date exceeded the average of the fair values at year-end 2020 (“Average Increase in Fair Value at Vesting Date—Portions of Pre-2021 Equity Grants that Vested in 2021”).

(i) Average 2021 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2021 Equity Grants		plus, (iii) Average Fair Value at Year-end—2021 Equity Grants		plus, (iv) Average Increase in Fair Value at Year-end— Unvested Portions of Pre-2021 Equity Grants			plus, (v) Average Increase in Fair Value at Vesting Date— Portions of Pre-2021 Equity Grants that Vested in 2021	Average 2021 CAP to Non-PEO NEOs
	2021 Incentive PSU Award	2021 RSU Awards	2021 Incentive PSU Award	2021 RSU Awards	2020 Incentive PSU Awards	2020 RSU Awards	2019 RSAs	2020 RSU Awards
$3,778,671	$(1,892,785)	$(843,186)	$2,446,321	$1,117,926	$1,091,907	$529,530	$273,428	$367,626	$6,869,438

(6)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2020 was calculated as follows: (i) the average of the 2020 Summary Compensation Table Total for each of Messrs. Derham, Duran, Khani, and Jordan and Ms. Evancho (our “2020 Non-PEO NEOs”), minus (ii) the average of the grant date fair value of the equity awards granted in 2020 to the 2020 Non-PEO NEOs (“Average Grant Date Fair Value—2020 Equity Grants”), plus (iii) the average of the fair values at year-end 2020 of the equity awards granted in 2020 to the 2020 Non-PEO NEOs that remained outstanding and unvested at year-end 2020 (“Average Fair Value at Year-end—2020 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2020 to the 2020 Non-PEO NEOs that remained outstanding and unvested at year-end 2020, the amount by which the average of the fair values at year-end 2020 exceeded the average of the fair values at year-end 2019 (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2020 Equity Grants”), plus (v) for any portion of the equity awards granted in 2020 to the 2020 Non-PEO NEOs that vested in 2020, the average of the fair values at the vesting date of such portion of the 2020 award that vested in 2020 (“Average Fair Value at Vesting Date—Portion of 2020 Equity Grants that Vested in 2020”).

Details regarding the calculation of Average Compensation Actually Paid to Non-PEO NEOs for 2020, in accordance with the foregoing formula, are presented in the following table:
(i) Average 2020 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2020 Equity Grants			plus, (iii) Average Fair Value at Year-end—2020 Equity Grants			plus, (iv) Average Increase in Fair Value at Year-end— Unvested Portions of Pre-2020 Equity Grants	plus, (v) Average Fair Value at Vesting Date— Portion of 2020 Equity Grants that Vested in 2020	Average 2020 CAP to Non-PEO NEOs
	2020 Incentive PSU Award	2020 RSU Awards	2020 SARs Awards	2020 Incentive PSU Award	2020 RSU Awards	2020 SARs Awards	2019 RSAs	2020 RSU Awards
$3,025,725	$(436,046)	$(663,459)	$(647,280)	$1,215,620	$980,782	$1,480,560	$58,497	$191,082	$5,205,481

(7)
The Company’s peer group for purposes of Item 201(e) of Regulation S-K was utilized for purposes of calculating peer group total shareholder return, as follows: Antero Resources Corporation; APA Corporation; Chesapeake Energy Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Marathon Oil Corporation; Matador Resources Co.; Murphy Oil Corporation; Ovintiv Inc.; PDC Energy, Inc.; Range Resources Corporation; and Southwestern Energy Company. Continental Resources, Inc., which was taken private and ceased trading as a public company in November 2022, is not included in the calculation of peer group TSR. In accordance with applicable SEC rules, peer group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.

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(8)
Amounts shown are Net income (loss) attributable to EQT Corporation, as reflected in the Company’s Statements of Consolidated Operations for each of the years ended December 31, 2020, 2021, and 2022.

(9)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition of, and other important financial information regarding, this non-GAAP financial measure.

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Narrative Discussion of Relationship Between CAP and Financial Performance Measures

One objective of the “Pay Versus Performance Table” is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the table reflects an alignment of CAP with improvements in the Company’s performance on key financial performance measures.
In addition to reviewing this discussion and the Pay Versus Performance Table above, we encourage you to read the Compensation Discussion and Analysis section of this proxy statement, which explains our executive compensation philosophy and programs and compensation decisions relating to 2022 compensation for our NEOs.
CAP versus Company TSR
As illustrated in Chart 1 below, increases in the CAP values for our PEO and non-PEO NEOs over the three-year period 2020 through 2022 align with increases in the Company’s TSR over this same period. This is due primarily to an emphasis in the design of our compensation programs on structuring a significant portion of NEO compensation in the form of at-risk, performance-based equity incentives — specifically, a mix of Incentive PSU awards and time-based RSUs and, in the case of our PEO, a stock option award granted in 2020. The ultimate value of these equity awards, and the resulting impact on CAP, aligns with our Company TSR performance.
The Company’s strong absolute TSR performance over this three-year period drove an increase in the fair value of unvested and in-period vesting equity awards, which resulted in increased CAP values over the three-year period.
Chart 1: Alignment of PEO and Other NEOs’ CAP Amounts with Company TSR
Company TSR versus Peer Group TSR
The Company significantly outperformed its peer group on three-year cumulative TSR for the three-year period 2020 through 2022. We believe that this relative outperformance aligns with, and contributed, in part, to the increases in CAP for our PEO and our non-PEO NEOs over this period.
Specifically, as highlighted above, our compensation program is designed with a significant portion of NEO compensation being performance-based, variable at-risk compensation in the form of long-term
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Pay Versus Performance

equity incentive awards. The Company’s strong absolute TSR performance over this three-year period drove an increase in the fair value of unvested and in-period vesting equity awards, which resulted in increased CAP over the three-year period.
Additionally, the Company’s Incentive PSU Program is designed with a payout factor tied to Company performance measured against a mix of absolute and relative TSR goals (in the case of the 2021 and 2022 Incentive PSU Programs) and relative TSR goals (in the case of the 2020 Incentive PSU Program). These TSR-based performance measures provide for an increased award payout opportunity in the event of Company absolute and relative TSR outperformance against pre-established goals and, alternatively, a decreased award payout opportunity in the event of underperformance against these TSR goals.
As Chart 2 below illustrates, the Company generated positive TSR for 2020, while peer group TSR was negative for 2020. Both the Company and the selected peer group then generated positive TSR for 2021 and 2022, with the Company significantly outperforming the peer group over the three-year cumulative period. Consistent with applicable SEC rules, Company and peer group TSR were calculated on a cumulative, market-weighted basis over the three-year period of 2020 through 2022, assuming an initial investment of  $100 made on December 31, 2019. The list of our peer companies can be found in footnote 7 to the Pay Versus Performance Table.
Chart 2: Comparison of Company TSR and Peer Group TSR
CAP versus Free Cash Flow
As described above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link CAP to our performance. Free cash flow, measured on a per-share basis, was the most heavily-weighted metric under our 2022 STIP and 2021 STIP. As Chart 3 below shows, CAP amounts are aligned with the Company’s free cash flow over the last three years. This is due primarily to Company’s use of equity incentives in its compensation program and the positive impact on our stock price of increases in free cash flow.
EQT CORPORATION 2023 PROXY STATEMENT | 81

Pay Versus Performance

Chart 3: Alignment of CAP with Free Cash Flow
CAP versus Net Income
SEC rules require that net income be presented as a performance measure in the Pay Versus Performance Table above. As the table illustrates, changes in CAP for our PEO and non-PEO NEOs are not aligned with performance on net income as a financial performance measure. While the Company reported net income of  $1.8 billion for 2022, the Company reported net losses for each of 2021 ($1.1 billion) and 2020 ($1 billion). At the same time, the Company’s TSR improved over this three-year period and outperformed the peer group TSR (see Chart 2 above), which, as discussed above, led to an increase in CAP over this period.
We believe that this result is due, in part, to the impact of changes in the fair value of derivative instruments prior to settlement on the Company’s reported net income for a particular period. Natural gas is a commodity and, therefore, we typically receive market-based pricing for our produced natural gas and natural gas liquids. To protect our cash flow from undue exposure to the risk of changing commodity prices, we hedge a portion of our forecasted natural gas production using derivative instruments (which we sometimes refer to as natural gas commodity price hedges) at, for the most part, NYMEX natural gas prices. Volatility in the market price of natural gas over time causes us to recognize gains or losses on these hedges prior to their settlement, which impacts our reported net income in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.
Important Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for 2022.
Relative Total Shareholder Return
Absolute Total Shareholder Return
Free Cash Flow(1)

(1)
Please see the Compensation Discussion and Analysis section of this proxy statement for a discussion of free cash flow, which, measured on a per-share basis, represents the most heavily-weighted financial performance measure under the Company’s 2022 STIP. Please also see Appendix A to this proxy statement for important information regarding the calculation of free cash flow, which is a non-GAAP performance measure.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Toby Z. Rice, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Mr. Rice’s annual total compensation for 2022, calculated pursuant to SEC rules, was $11,600,737. The annual total compensation of the median employee of the Company for 2022, calculated pursuant to SEC rules, was $121,492. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was 95:1 for 2022.
For the year ended December 31, 2022, we identified a new median employee, as the employee we had identified in 2021 was no longer employed on the Determination Date (as defined below). In identifying the median employee, we used the following methodology, which was identical to the steps that we took in identifying the median employee in 2021. We used total direct compensation as our compensation measure and a determination date of December 31, 2022 (the “Determination Date”). Total direct compensation is (i) annual base salary, plus (ii) target annual bonus, plus (iii) annual equity incentive target or, in the case of hourly employees, (i)(x) hourly rate (as of the Determination Date), times (y) expected hours per year, plus (ii) target annual bonus, plus (iii) annual equity incentive target. We believe that total direct compensation is an appropriate compensation measure because, under our “equity for all” program, every permanent employee received a RSU grant in 2022.
We then selected the median employee, having identified the 2022 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees (full-time and part-time) in our calculation. We did not make any other assumptions, adjustments, or estimates with respect to our calculation of total direct compensation or our determination of the median employee.
EQT CORPORATION 2023 PROXY STATEMENT | 83

Executive Compensation Votes

Proposal 3―Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (Say-on-Frequency)

Introduction
The Dodd—Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years, companies ask their shareholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation: every year, every two years, or every three years. This non-binding, advisory vote is commonly referred to as a “say-on-frequency” vote. As such, we are asking you to vote on the frequency with which the Company should seek an advisory say-on-pay vote on the compensation of its named executive officers, such as Item 2 of this proxy statement. As discussed in greater detail below, the Board believes that an annual frequency (i.e., one year) is the optimal frequency for the say-on-pay vote. Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, shareholders may cast their votes on their preferred voting frequency by choosing any of the following four options with respect to this proposal:
■
One year;

■
Two years;

■
Three years; or

■
Abstain.

Frequency of Executive Compensation Advisory Vote
The Company’s current policy provides for an annual say-on-pay vote. Our Board believes that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alterative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory say-on-pay vote on executive compensation. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s shareholders to provide the Company with direct and more frequent input on the Company’s compensation philosophy, policies, and practices as disclosed in the proxy statement every year. Specifically, because the Company makes its compensation decisions on an annual basis, we believe that our shareholders should have an annual opportunity to provide advisory approval of these decisions. We also believe that an annual frequency vote provides the highest level of accountability and direct communication with our shareholders. Additionally, an annual advisory vote on executive compensation is consistent with the views expressed by our shareholders through our shareholder engagement program.
Please mark on the proxy card your preference as to the frequency of holding shareholder advisory votes on executive compensation, as either every year, every two years, or every three years, or you may abstain from voting.
The Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the highest number of votes.
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Executive Compensation Votes

In accordance with Section 14A of the Exchange Act, the next say-on-frequency vote will be held at our 2029 Annual Meeting of Shareholders.
The Board of Directors recommends a vote for ONE YEAR for the frequency with which the Company should conduct say-on-pay votes.
EQT CORPORATION 2023 PROXY STATEMENT | 85

Audit Matters

Audit Matters

Proposal 4―Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee annually evaluates the selection of our independent registered accounting firm each year and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to, Ernst & Young LLP’s independence, quality of services, the effectiveness of communications, and the technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting our shareholders’ input is a matter of good corporate governance. If the shareholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if Ernst & Young LLP’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP are expected to be present by virtual participation at the 2023 Annual Meeting to respond to appropriate questions and to make a statement if such representatives desire to do so.
The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.
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Audit Matters

Auditor Fees

The following chart details the fees billed to the Company by Ernst & Young LLP during 2022 and 2021:
	Fiscal Year Ended December 31,
E&Y Fees	2022 ($)	2021 ($)
Audit fees(1)	2,544,000	3,074,196
Audit-related fees(2)	119,230	421,136
Tax fees(3)	0	0
All other fees	0	0
Total fees	2,663,230	3,495,332

(1)
Audit fees include fees for the audit of the Company’s annual financial statements and internal control over financial reporting, reviews of financial statements included in the Company’s quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements, including certain attest engagements and consents.

(2)
Audit-related fees include fees for audits of, and consents related to, employee benefit plans, work performed in connection with registration statements, such as due diligence procedures and issuance of comfort letters, internal control advisory services outside the scope of the Company’s audit, and attest engagements not required by statute or regulation.

(3)
Tax fees include fees for tax advisory services and tax planning services.

The Audit Committee has adopted the Policy Relating to Services of Registered Public Accountant, under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
■
Bookkeeping or other services related to the accounting records or financial statements;

■
Financial information systems design and implementation;

■
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

■
Actuarial services;

■
Internal audit outsourcing services;

■
Management functions;

■
Human resources functions;

■
Broker-dealer, investment adviser, or investment banking services;

■
Legal services;

■
Expert services unrelated to the audit; or

■
Prohibited tax services.

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee, but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $150,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2022, 100% of the professional fees reported as audit-related fees required to be pre-approved complied with the above policy.
EQT CORPORATION 2023 PROXY STATEMENT | 87

Audit Matters

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for assessing its qualification, independence, and performance. The Audit Committee’s charter sets forth its duties and responsibilities. The Audit Committee charter, which was last amended in December 2022, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
The Audit Committee is composed of non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each of Mses. Canaan and Vanderhider and Mr. Hu is an audit committee financial expert, as that term is defined by the SEC. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. The Audit Committee has met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as it deemed to be appropriate, including the overall scope and plans for the audit. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence from management and the Company. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, the Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.
Based on the reports and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2022 Annual Report.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Audit Committee of the Board of Directors.
Lee M. Canaan, Chair
Frank C. Hu
Anita M. Powers
Hallie A. Vanderhider
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Equity Ownership

Security Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock:
NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	48,929,721(1)	13.3%
FMR LLC 245 Summer Street Boston, MA 02210	19,069,362(2)	5.2%
State Street Corp One Lincoln Street Boston, MA 02111	26,180,036(3)	7.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	38,916,045(4)	10.6%

(1)
Information based on an amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 10, 2023, reporting that BlackRock has sole voting power over 45,881,808 shares and sole dispositive power over 48,929,721 shares, and shared voting and dispositive power with respect to 0 shares.

(2)
Information based on an amendment to Schedule 13G filed by FMR LLC with the SEC on February 9, 2023, reporting that FMR LLC has sole voting power over 19,009,689 shares and sole dispositive power over 19,069,362 shares, and shared voting and dispositive power with respect to 0 shares.

(3)
Information based on an amendment to Schedule 13G filed by State Street Corp with the SEC on February 6, 2022, reporting that State Street Corp has sole voting power over 0 shares, sole dispositive power over 0 shares, shared voting power over 24,065,282 shares, and shared dispositive power over 26,074,595 shares.

(4)
Information based on an amendment to Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2023, reporting that The Vanguard Group has sole voting power over 0 shares, sole dispositive power over 37,729,024 shares, shared voting power over 470,872 shares, and shared dispositive power over 1,187,021 shares.

EQT CORPORATION 2023 PROXY STATEMENT | 89

Equity Ownership

Security Ownership of Management

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors, director nominees, and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 3, 2023, including EQT shares they had the right to acquire within 60 days after February 3, 2023.
The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge. The address of each director, director nominee, and named executive officer is c/o EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.
NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS(3)
L. I. Beebe Chair	0	40,988	*
L. M. Canaan Director	0	35,988	*
J. L. Carrig Director	0	45,988(4)	*
F. C. Hu Director	0	7,825	*
K. J. Jackson Director	0	24,812	*
J. F. McCartney Director	0	48,886	*
J. T. McManus II Director	0	50,611	*
A. M. Powers Director	0	41,559	*
D. J. Rice IV Director	0	285,781	*
H. A. Vanderhider Director	0	40,880	*
T. Z. Rice Director, President and Chief Executive Officer	1,000,000	632,311	*
D. M. Khani Chief Financial Officer	0	145,454	*
R. A. Duran Chief Information Officer	0	104,746	*
L. Evancho Chief Human Resources Officer	0	92,784	*
W. E. Jordan Executive Vice President and General Counsel	0	252,206	*
Directors and executive officers as a group (16 individuals)	1,000,000	1,892,547	*

*
Less than 1%.

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Equity Ownership

(1)
This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire through the exercise of stock options, including 333,334 shares of common stock that Mr. T. Rice had the right to acquire within 60 days after February 3, 2023 through the exercise of stock options.

(2)
This column reflects Company shares held of record and shares owned through a broker, bank, or other nominee. For non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation”), including accrued dividends, that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Beebe—35,988; Ms. Canaan—35,988; Ms. Carrig—35,988; Ms. Jackson—24,311; Mr. McCartney—5,716; Mr. McManus—5,716; Ms. Powers—23,231; Mr. D. Rice—32,619; and Ms. Vanderhider—24,311). For Messrs. Hu, McCartney, and Daniel Rice, this column also includes deferred stock units, including accrued dividends, that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Mr. Hu—2,820; Mr. McCartney—8,531; and Mr. D. Rice—21,984). For our named executive officers, this column includes shares vesting within 60 days after February 3, 2023 pursuant to issued and outstanding restricted stock unit awards, including accrued dividends, that will be settled in common stock, as follows: Mr. T. Rice—151,284 shares of common stock; Mr. Khani—73,052 shares of common stock; Mr. Duran—29,226 shares of common stock; Ms. Evancho—29,635 shares of common stock; and Mr. Jordan—58,445 shares of common stock.

(3)
For each of the directors and named executive officers, this column reflects (i) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 3, 2023, and their deferred stock units that will be settled in common stock, as a percentage of  (ii) the sum of the outstanding shares of common stock at February 3, 2023, all options exercisable by them within 60 days of February 3, 2023, and all of their deferred stock units that will be settled in common stock upon termination of their service. For all directors and executive officers as a group, this column reflects (a) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 3, 2023, and their deferred stock units that will be settled in common stock, as a percentage of  (b) the sum of the outstanding shares of common stock at February 3, 2023, all options exercisable by them within 60 days of February 3, 2023, and all of their deferred stock units that will be settled in common stock upon termination of their service.

(4)
Shares beneficially owned include 5,000 shares held by Ms. Carrig’s spouse. Ms. Carrig has disclaimed beneficial ownership with respect to these shares.

EQT CORPORATION 2023 PROXY STATEMENT | 91

Questions and Answers About the 2023 Annual Meeting

We have elected to furnish our proxy statement and 2022 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2023 Annual Meeting. On or about March 6, 2023, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy statement and 2022 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2022 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2022 Annual Report, which will be mailed to such shareholders on or about March 6, 2023.
EQT’s Board is soliciting proxies for its 2023 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items you will vote on at the 2023 Annual Meeting and about the voting process.
2023 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Wednesday, April 19, 2023 8:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: https://meetnow.global/MS5GNXG	If you owned common stock of EQT Corporation at the close of business on Friday, February 3, 2023, the record date, you may vote at the 2023 Annual Meeting
What items will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Shareholders will vote on the following items if each is properly presented at the 2023 Annual Meeting:
Agenda Item	EQT Board Voting Recommendation	See Page
1 The election to the Board of the 11 directors nominated by the Board to serve for one-year terms	FOR EACH DIRECTOR	12
2 The approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2022 (say-on-pay)	FOR	38
3 Advisory vote on the frequency of advisory votes on named executive officer compensation (say-on-frequency)	1 YEAR	84
4 The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023	FOR	86
Who is entitled to vote and how many votes do I have?

You may vote if you held common stock of EQT at the close of business on February 3, 2023. For each item presented for voting, you have one vote for each share you own.
What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2022 Annual Report to certain of our shareholders via the
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Questions and Answers About the 2023 Annual Meeting

Internet instead of mailing the full set of printed proxy materials. On or about March 6, 2023, we will mail to our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2022 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2022 Annual Report in the mail unless you request them. Instead, the eProxy Notice provides instructions on how to access and review online the proxy statement and 2022 Annual Report. The eProxy Notice also instructs you on how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2022 Annual Report, you should follow the instructions included in the eProxy Notice for requesting copies of these materials, free of charge.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Limited (“Computershare”), you are considered the “shareholder of record” of those shares. The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly by Computershare.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the Voting Instruction Form (“VIF”) included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
How do I vote if I am a shareholder of record?

If you are a shareholder of record, you may vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	BY MOBILE DEVICE	VIRTUALLY
Call toll-free 1-800-652-VOTE (1-800-652-8683) in the USA, U.S. territories, or Canada	Visit 24/7 www.investorvote.com/EQT	Complete, date, and sign your proxy card and send by mail in the enclosed postage- paid envelope	Scan the QR code	Virtually attend the annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

■
Have your proxy card or notice with your control number available and follow the instructions

■
The deadline to vote by phone is 11:59 p.m. Eastern Time on April 18, 2023

■
If you vote by telephone or electronically, you do not need to return a proxy card

EQT CORPORATION 2023 PROXY STATEMENT | 93

Questions and Answers About the 2023 Annual Meeting

Even if you plan to virtually attend the meeting, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed, unrevoked proxy card will be voted as recommended by the Board with respect to each such item. If you do not return a properly completed proxy card and do not vote by virtually attending the meeting and voting online during the meeting, by telephone, or on the Internet, your shares will not be voted.
In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to virtually attend the meeting, we encourage you to vote by proxy as soon as possible.
How do I vote if I am a beneficial holder of shares held in “street name”?

If your shares are held by a broker, bank, or other holder of record in “street name” (including shares purchased through the 2008 Employee Stock Purchase Plan and its predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2022 Annual Report.
Your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. You may instruct the holder of record to vote your shares by:
■
completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;

■
following the instructions at the Internet site indicated on your VIF; or

■
following the instructions for telephone voting after calling the number indicated on your VIF.

See “Is my vote important and how are the votes counted?” below for the right of brokers, banks, and other holders of record to vote on routine matters for which they have not received voting instructions.
Please review your VIF for the date by which your instructions must be received in order for your shares to be voted. You may also vote by virtually attending the meeting and voting online during the meeting if you register in advance to attend the 2023 Annual Meeting. See “How do I register to virtually attend the 2023 Annual Meeting?” below for instructions. In the case of Internet or telephone voting, you should have your VIF in hand and retain the form until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the VIF by mail.
May I change or revoke my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the 2023 Annual Meeting by:
■
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior proxy;

■
virtually attending the 2023 Annual Meeting and voting online during the meeting; or

■
notifying the Company’s Corporate Secretary in writing that you are revoking your proxy.

Virtual attendance at the 2023 Annual Meeting alone is not sufficient to revoke a prior properly submitted proxy. To revoke your prior proxy, you must also vote online during the annual meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.
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What if I receive more than one proxy card, direction card, and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, or accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at:
Computershare P.O. Box 43078 Providence, Rhode Island 02940-3078
Toll-free 1-800-589-9026
www.computershare.com/investor
If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?

We have adopted a procedure approved by the SEC called “householding,” which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name may receive only one copy of our proxy statement and 2022 Annual Report unless one or more of these shareholders notify us that they wish to receive individual copies. Shareholders who participate in “householding” will continue to receive separate proxy cards.
If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2022 Annual Report wishes to receive separate documents in the future, he or she may discontinue “householding” by contacting our transfer agent, Computershare, at:
Computershare P.O. Box 43078 Providence, Rhode Island 02940-3078
Toll-free 1-800-589-9026
www.computershare.com/investor
If you are an eligible shareholder of record receiving multiple copies of our proxy statement and 2022 Annual Report, you can request householding by contacting the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. If you own your shares through a broker, bank, or other holder of record, you can request householding by contacting the applicable holder of record.
If a shareholder of record residing at a household to which we sent only one copy of our proxy statement and 2022 Annual Report wishes to receive an additional copy for the 2023 Annual Meeting, he or she may contact the Company’s Corporate Secretary. The Company will promptly deliver, upon written or oral request, a separate proxy statement and 2022 Annual Report free of charge to a shareholder at a shared address to which a single copy of the documents was delivered.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you have the right to direct your broker, bank, or other holder of record in voting your shares.
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If the beneficial owner does not provide voting instructions, the broker, bank, or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed “non-routine.” We believe that Proposal 4―Ratification of the Appointment of Independent Registered Public Accounting Firm is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. Proposal 1―Election of Directors, Proposal 2―Approval of a Non-Binding Resolution Regarding the Compensation of the Company’s Named Executive Officers for 2022 (“Say-on-Pay”), and Proposal 3―Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency”) are “non-routine” matters, and brokers, banks, or other holders of record cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other holder of record can register your shares as being present at the 2023 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.
Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 3, 2023, the record date for the 2023 Annual Meeting, represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the 2023 Annual Meeting. Many of our shareholders do not vote, so shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.
At the close of business on the record date for the meeting, there were 360,077,213 shares of EQT common stock outstanding. The voting requirements to elect the 11 director nominees and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal are set forth below:
Agenda Item		Vote Required	Broker Discretionary Voting Allowed
1	Election of directors	Majority of votes cast	No
2	Approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for 2022 (say-on-pay)	Majority of votes cast	No
3	Advisory vote on the frequency of advisory votes on named executive officer compensation (say-on-frequency)	The frequency option that receives the highest number of votes cast is the option that will be deemed to have been recommended by the shareholders	No
4	Ratification of the appointment of Ernst & Young LLP	Majority of votes cast	Yes
How are votes, abstentions, and broker non-votes calculated?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not considered votes cast under Pennsylvania law and our Bylaws.
When a broker, bank, or other nominee holding shares on your behalf does not receive voting instructions from you, the broker, bank, or other nominee may vote those shares only on matters deemed “routine” by the NYSE. On “non-routine” matters, the broker, bank, or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” means that a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on “routine” matters or is barred from doing so because the matter is non-routine.
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Election of directors (Item 1).   Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Bylaws provide that directors are elected by a majority of votes cast. This means that a director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” him or her. In addition, if votes by the shareholders cast against an incumbent director’s election (excluding abstentions) exceed the votes cast for such person’s election, the Board will consider whether to accept the incumbent director nominee’s previously submitted conditional resignation under the resignation policy set forth in our Bylaws.
Non-binding advisory vote on executive compensation (Item 2).   A majority of the votes cast will be required to approve this item. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Non-binding advisory vote on frequency of executive compensation votes (Item 3).   Shareholders may vote for “one year,” “two years,” or “three years,” or may abstain from voting, for the advisory vote on the frequency of future advisory votes on executive compensation. The frequency option that receives a majority of all votes cast is the option that will be deemed to have been recommended by the shareholders. In the absence of a majority of votes cast in support of any one frequency, the option of one year, two years, or three years that receives the greatest number of votes will be considered the frequency selected by our shareholders. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a non-routine item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Ratification of appointment of Ernst & Young (Item 4).   A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2023. This is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present by virtual participation or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the 2023 Annual Meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the 2023 Annual Meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the 2023 Annual Meeting in accordance with the advance notice provision in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the 2023 Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
Who can virtually attend the 2023 Annual Meeting and how can I participate in the 2023 Annual Meeting?

You may virtually attend the 2023 Annual Meeting if you were a shareholder of record on February 3, 2023, or if you hold a valid proxy for the 2023 Annual Meeting. The 2023 Annual Meeting will be a virtual-only meeting conducted exclusively via live webcast. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.
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Questions and Answers About the 2023 Annual Meeting

If you join the meeting as an authenticated shareholder, you will be able to virtually attend the 2023 Annual Meeting, examine our shareholder list, submit your questions during the meeting by visiting https://meetnow.global/MS5GNXG, and vote your shares online by participating in the 2023 Annual Meeting.
To participate in the 2023 Annual Meeting, you will need to review the information included on your notice, on your proxy card, or on the instructions that accompanied your proxy materials.
In order to join the virtual annual meeting as an authenticated shareholder and vote online during the virtual annual meeting, you will need a valid control number. If you are a registered shareholder, your control number can be found on the proxy card, notice, or email distributed to you. If your shares are held by a broker, bank, or other holder of record in “street name,” you must register in advance to participate in the 2023 Annual Meeting as an authenticated shareholder (see “How do I register to virtually attend the 2023 Annual Meeting?” below for further details and instructions on how to register in advance). Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes and/or questions during the virtual annual meeting.
The meeting will begin promptly at 8:00 a.m. Eastern Time on April 19, 2023. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
During the live Q&A session of the meeting, our CEO will answer questions submitted by authenticated shareholders participating in the virtual meeting, as time permits. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By virtually attending the 2023 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2023 Annual Meeting.
How do I register to virtually attend the 2023 Annual Meeting?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to virtually attend the 2023 Annual Meeting. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to virtually attend the 2023 Annual Meeting and participate as an authenticated shareholder.
To register to attend the 2023 Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your EQT holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 13, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to Computershare at the following:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
Computershare EQT Corporation Legal Proxy P.O. Box 43001 Providence, Rhode Island 02940-3001
What happens if the 2023 Annual Meeting is postponed or adjourned?

If the 2023 Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
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Questions and Answers About the 2023 Annual Meeting

Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by text message, by facsimile, by courier, or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of  $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.
May I nominate or recommend someone to be a director of EQT?

Shareholders may either (i) nominate individuals to serve as directors at the annual meeting or (ii) recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.
If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. See “How do I contact EQT’s Corporate Secretary?” below. According to our Bylaws, we must receive notice of nominations for the 2024 Annual Meeting of Shareholders not earlier than the close of business on December 21, 2023 (i.e., the 120th day prior to April 19, 2024, the one-year anniversary of the 2023 Annual Meeting), and not later than the close of business on January 20, 2024 (i.e., the 90th day prior to April 19, 2024). For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2024 proxy statement director nominees constituting the greater of  (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than October 8, 2023, and not later than the close of business on November 7, 2023 and contain the required information set forth in EQT’s Bylaws. For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
Any nomination of an individual to serve as a director must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain required information about the person or persons nominated and the nominating shareholder (see “Corporate Governance and Board Matters—Director Nominations” above for details). For additional information, contact the Corporate Secretary.
In addition, the Board’s Corporate Governance Committee will consider in the ordinary course candidates recommended by the Company’s shareholders. If the Corporate Governance Committee decides to nominate as a director an individual recommended by a shareholder, then the recommended individual will be included on the Company’s slate for the next annual meeting. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the Company’s Corporate Secretary. The Corporate Secretary must receive any recommendations as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.
When are shareholder proposals due?

■
Shareholder proposals submitted for inclusion in the proxy statement for EQT’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) must be submitted in writing and received by EQT’s Corporate Secretary on or before November 7, 2023.

■
Under our Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors may nominate and include in EQT’s

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Questions and Answers About the 2023 Annual Meeting

proxy statement for the 2024 Annual Meeting director nominees constituting the greater of (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that such nominations are submitted in writing and received by EQT’s Corporate Secretary not earlier than October 8, 2023, and not later than the close of business on November 7, 2023, and contain the required information set forth in EQT’s Bylaws.
■
In addition to shareholder proposals included in our proxy statement, shareholders who are entitled to vote and who comply with the following procedures may present proposals in person at the 2024 Annual Meeting.

■
The Corporate Secretary must receive the proposal to be presented not earlier than the close of business on December 21, 2023, and not later than the close of business on January 20, 2024. Proposals received outside this period, including any proposal nominating a person as a director, may not be presented at the 2024 Annual Meeting.

■
Proposals must be accompanied by the information required by Section 1.09 of our Bylaws, a copy of which will be provided to any shareholder upon written request to the Corporate Secretary.

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:
EQT Corporation Attention: Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
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Additional Information

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2023 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
2022 Annual Report on Form 10-K

The 2022 Annual Report is enclosed with this proxy statement.
EQT CORPORATION 2023 PROXY STATEMENT | 101

Appendix A

The CD&A section of this proxy statement contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with GAAP, which are also referred to as non-GAAP supplemental financial measures. As more fully discussed in the CD&A above, these non-GAAP supplemental financial measures were defined in and utilized as performance measures under the 2022 STIP and, accordingly, the definitions below may differ from how the Company defines such terms in other investor materials. This Appendix A contains a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as important disclosures regarding other non-GAAP supplemental financial measures.
Adjusted Gross General & Administrative (“G&A”) Expense Per Mcfe

Adjusted gross G&A expense per Mcfe is defined under the 2022 STIP as (i) the Company’s selling, general, and administrative operating expenses inclusive of such expenses capitalized to property, plant and equipment, less the aggregate expense associated with the Company’s long-term incentive program, divided by (ii) total sales volume on an Mcfe basis for 2022. Adjusted gross G&A expense per Mcfe should not be considered as an alternative to selling, general, and administrative expense presented in accordance with GAAP. For the year ended December 31, 2022, total CapEx Spend per Mcfe was $0.117, which resulted in a payout factor of 1.3 for this performance measure.
Environmental, Health and Safety

Employee Days Away Restricted Time (“DART”)
For purposes of the 2022 STIP, employee DART is defined as employee injuries that require employee days away from work or assignment to restricted duty. The employee DART rate is calculated by multiplying the number of DART recordable incidents during 2022 by 200,000, and then dividing that number by the total number of employee hours worked during 2022. The resulting employee DART was 0.27, which resulted in a payout factor of 0.6 for this performance measure.
Greenhouse Gas Intensity Reduction
For purposes of the 2022 STIP, greenhouse gas intensity reduction is defined as the absolute reduction, expressed as a percentage, of  (x) the greenhouse gas emissions for 2022, as derived from emissions sources owned or controlled by the Company, divided by (y) the Company’s gross wellhead production of natural gas and oil/condensate produced from wells operated by the Company in 2022, as compared to the prior year. “Sources owned or controlled by the Company” means pneumatic devices (dump values/ level controllers), pneumatic pumps, well unloading, production tank vents, blowdowns, equipment leaks, compressors, dehydrators, drill rigs and completions/ workovers. For the year ended December 31, 2022, the greenhouse gas intensity reduction was 15.1% compared to the prior year, which resulted in a payout factor of zero for this performance measure.
EQT CORPORATION 2023 PROXY STATEMENT | A-1

Appendix A

Safety Intensity Improvement
For purposes of the 2022 STIP, safety intensity improvement is defined as the absolute reduction, expressed as a percentage, of the average of the following four hazard score categories during 2022 as compared to 2021.
1)
Completions Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of completions activities, by (ii) the total number of stages pumped during the applicable measurement period;

2)
Construction Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of construction projects, by (ii) the total number of completed construction projects during the applicable measurement period;

3)
Drilling Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of drilling activities, by (ii) the total number of feet drilled during the applicable measurement period; and

4)
Production Hazard Score, which is determined by dividing (i) the total hazard points assigned for safety events occurring during the applicable measurement period as a result of production activities, by (ii) an amount equal to the total number of producing wells, multiplied by the number of production days.

For the year ended December 31, 2022, the safety intensity improvement was (9.1)%, which resulted in a payout factor of 0.6 for this performance measure.
Free Cash Flow Per Share

For purposes of the 2022 STIP, free cash flow per share is defined as adjusted operating cash flow, less adjusted EBITDA attributable to noncontrolling interests, plus cash distributions payable to the Company, less accrual-based capital expenditures attributable to continuing operations, plus accrual-based capital expenditures attributable to noncontrolling interests for 2022, divided by the weighted average shares outstanding.
■
Adjusted operating cash flow is defined under the 2022 STIP as net cash provided by operating activities, less changes in other assets and liabilities.

■
Adjusted EBITDA is defined under the 2022 STIP as income from continuing operations, plus interest expense, plus income tax benefit, plus depreciation, plus amortization of intangible assets, plus impairment/loss on the sale/exchange of long-lived assets, plus impairment of intangible assets, plus lease impairments and expirations, plus proxy transaction and reorganization costs, plus the revenue impact of changes in the fair value of derivative instruments prior to settlement, plus loss on debt extinguishment, and certain other items that impact comparability between periods.

■
Weighted average shares outstanding is defined under the 2022 STIP as the sum of the number of shares of the Company’s common stock that were issued and outstanding at the end of each calendar month during 2022 (in each case, adjusting such month-end shares outstanding amount by (i) adding to the month-end outstanding amount the number of shares of the Company’s common stock that were repurchased by the Company since the beginning of calendar year 2022 through such month-end date of determination and (ii) subtracting from the month-end outstanding amount the number of shares of the Company’s common stock that were issued by the Company since the beginning of calendar year 2022 through such month-end date of determination pursuant to an equity offering, including through conversions of outstanding convertible indebtedness, or as consideration for acquisitions), divided by 12.

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Appendix A

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Under the 2022 STIP, the calculation of free cash flow per share would have been adjusted to exclude all direct and indirect impacts of acquisitions and/or dispositions during the year in which total consideration paid, received, or assumed exceeded $100 million, to the extent not contemplated by the 2022 business plan; however, no such adjustments occurred for 2022.

Free cash flow per share and adjusted operating cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles free cash flow per share and adjusted operating cash flow, each as defined under the 2022 STIP, with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s 2022 Annual Report.
Year Ended December 31, 2022
(in thousands except per share amounts)
Net cash provided by operating activities	$3,465,560
Increase in changes in other assets and liabilities	(99,229)
Adjusted operating cash flow	3,366,331
Less: capital expenditures	(1,440,112)
Less: adjusted EBITDA attributable to noncontrolling interests	(13,424)
Add: cash distributions payable from noncontrolling interests	3,864
Add: capital expenditures attributable to noncontrolling interests	12,796
Adjusted free cash flow	$1,929,455
Weighted Average Shares Outstanding	369,647
Adjustment to weighted average shares for repurchases and issuances	13,018
Adjusted Weighted Average Shares Outstanding	378,199
Free cash flow per share	$5.10
For the year ended December 31, 2022, adjusted free cash flow per share was $5.10, which resulted in a payout factor of 1.5 for this performance measure.
Recycle Ratio

Recycle Ratio is defined under the 2022 STIP, in each case calculated on a $/Mcfe basis as (i) the Company’s cash operating margin, excluding net marketing services and stock-based compensation, divided by (ii) finding and development (“F&D”) costs.
■
Cash operating margin is defined as post-hedge realized price less cash operating expenses.

■
Cash operating expenses is calculated on a $/Mcfe basis and means gathering, transmission and processing expense, lease operating expenses, production taxes, exploration, selling, general, and administrative expenses, and other operating expenses, excluding expenses associated with the Company’s long-term incentive program and excluding non-recurring items and net marketing services.

■
F&D costs is defined as total adjusted well costs per foot divided by estimated ultimate recovery for gross operated wells turn-in-line during the year.

Cash operating margin and F&D costs should not be considered as alternatives to any other measure of financial and operational performance presented in accordance with GAAP. For the year ended December 31, 2022, recycle ratio was $3.42/Mcfe, which resulted in a payout factor of zero for this performance measure.
EQT CORPORATION 2023 PROXY STATEMENT | A-3

Appendix A

Total CapEx Spend Per Mcfe

Total capital expenditures per Mcfe is defined under the 2022 STIP as (i) the Company’s total operated capital expenditures divided by (ii) total operated sales volumes. Total operated capital expenditures are defined as total capital expenditures, less capital expenditures attributable to non-controlling interests, less capital expenditures attributable to non-operated assets. Total operated sales volumes is defined as the sales volumes as reported on an Mcfe equivalent (Mcfe) basis, where NGLs ethane and oil are converted to Mcfe at a rate of six Mcfe per barrel, less sales volumes attributable to non-operated assets. For the year ended December 31, 2022, total CapEx per Mcfe was $0.738, which resulted in a payout factor of 0.7 for this performance measure.
Other Non-GAAP Financial Measures

Additionally, this proxy statement, including the pay-versus performance table and related narrative, contains information regarding the Company’s free cash flow for the years 2020, 2021, and 2022. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company’s management to assess liquidity, including the Company’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company’s consolidated financial statements, such as industry analysts, lenders, and ratings agencies. As discussed in the “Pay Versus Performance” section of this proxy statement above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link compensation actually paid to our performance. Free cash flow should not be considered as an alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.
The table below reconciles free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows to be included in the Company’s Annual Report on Form 10-K for the years presented.
	Years Ended December 31, (Thousands)
	2022	2021	2020
Net cash provided by operating activities	$3,465,560	$1,662,448	$1,537,701
Decrease (increase) in changes in other assets and liabilities	(99,229)	366,708	(139,178)
Adjusted operating cash flow	$3,366,331	$2,029,156	$1,398,523
Less: capital expenditures	(1,440,112)	(1,104,114)	(1,078,788)
Add: capital expenditures attributable to noncontrolling interest	12,796	9,627	4,891
Free cash flow	$1,939,015	$934,669	$324,626
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Appendix B

2022 Compensation and Performance Peer Group Financial Data

The following illustrates a comparison of certain financial and other data considered by the Committee at the time it constructed the 2022 Compensation and Performance Peer Group.
Financial Data as of 10/31/2021 (thousands)
Company	Percentage of Dry Gas/ Reserves	Enterprise Value	Market Capitalization	Assets	Revenue
Devon Energy Corporation	34%	$32,707	$27,128	$21,057	$10,413
Diamondback Energy, Inc.	20%	$27,404	$19,407	$22,639	$5,255
Continental Resources, Inc.	55%	$22,627	$17,643	$15,506	$4,511
Ovintiv Inc.	41%	$19,853	$12,122	$17,241	$11,417
APA Corporation	31%	$19,053	$9,908	$14,426	$6,997
Coterra Energy Inc.	89%	$18,267	$17,347	$9,938	$5,521
Marathon Oil Corporation	30%	$16,910	$12,867	$17,161	$4,709
Antero Resources Corporation	57%	$11,834	$6,238	$13,472	$5,554
Range Resources Corporation	65%	$8,576	$5,600	$6,304	$2,837
Southwestern Energy Company	77%	$8,123	$4,959	$9,241	$4,499
Murphy Oil Corporation	57%	$7,800	$4,299	$10,331	$2,479
Chesapeake Energy Corporation	73%	$6,932	$6,265	$7,326	$6,456
Matador Resources Company	41%	$6,596	$4,910	$3,985	$1,451
PDC Energy, Inc.	43%	$6,508	$5,161	$5,367	$1,933
CNX Resources Corporation	95%	$5,601	$3,086	$8,228	$1,811
Comstock Resources, Inc.	99%	$5,309	$2,298	$4,887	$1,470
EQT Corporation	95%	$13,703	$7,525	$23,012	$4,779
Source: Meridian Compensation Partners, LLC
EQT CORPORATION 2023 PROXY STATEMENT | B-1

MMMMMMMMMMMM MMMMMMMMMMMMMM C123456789 000004ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/EQTor scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories, and CanadaSave paper, time, and money! Sign up for electronic delivery at www.investorvote.com/EQT 1.Election of 11 Directors Nominees:01 – Lydia I. Beebe T IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TForAgainst AbstainForAgainst Abstain+2.Advisory vote to approve the 2022 compensation of EQT Corporation's named executive officers (say-on-pay) 02– Lee M. Canaan03– Janet L. Carrig 3.Advisory vote on the frequency of advisory votes on named executive officer compensation (say-on-frequency) 1 Year 2 Years 3 Years Abstain 04– Frank C. Hu05– Kathryn J. Jackson, Ph.D. 4.Ratification of the appointment of Ernst & Young LLP as EQT Corporation's independent registered public accounting firm for fiscal year ending December 31, 2023 ForAgainst Abstain 06– John F. McCartney 07 – James T. McManus II This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made,the named proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof. 08– Anita M. Powers09– Daniel J. Rice IV 10– Toby Z. Rice11– Hallie A. Vanderhider Please sign and date on the reverse side and return the Proxy Card promptly using the enclosed envelope.IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C 1234567890J N T1 U P X5 6 6 6 7 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03RHRB

The 2023 Annual Meeting of Shareholders of EQT Corporation will be held onWednesday, April 19, 2023 at 8:00 a.m. (Eastern Time), virtually via live webcast at https://meetnow.global/MS5GNXG.To access and vote online during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders.The 2023 Proxy Statement, 2022 Annual Report on Form 10-K, and form of Proxy Card are available at: www.envisionreports.com/EQTT IF VOTING BY MAIL, SIGN, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T +625 LIBERTY AVENUE, SUITE 1700, PITTSBURGH, PA 15222THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQT CORPORATIONToby Z. Rice, William E. Jordan, and Timothy C. Lulich, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares of EQT Corporation (the Company) common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 19, 2023, at 8:00 a.m. Eastern Time, virtually via live webcast at https://meetnow.global/MS5GNXG, and at any adjournment, continuation, or postponement of such meeting. This proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise.A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason.This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this proxy, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof.Change of Address — Please print new address below.Comments — Please print your comments below. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE OF THIS CARD.+